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                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

          CREDIT AGREEMENT (this "Agreement") dated as of November 30, 2000 among MASSEY ENERGY COMPANY (the "Borrower"), A.T. MASSEY COAL COMPANY, INC. (the "Guarantor"), the undersigned lenders (together with each lender which becomes a Lender hereunder pursuant to Section 2.15(b) or Section 10.06 (collectively the "Lenders")), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity "Administrative Agent"), and PNC BANK, NATIONAL ASSOCIATION, as syndication agent (the "Syndication Agent") and FIRST UNION NATIONAL BANK, as documentation agent (the "Documentation Agent"). The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. The following terms, as used herein, have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

          "Applicable Margin" means, for Eurodollar Loans, an interest rate per annum equal at all times to, (i) 0.400% for each day during a Level I Period; (ii) 0.550% for each day during a Level II Period; (iii) 0.775% for each day during a Level III Period; (iv) .875% for each day during a Level IV Period; (v) .875% for each day during a Level V Period; and (vi) 1.275% for each day during a Level VI Period.

          "Assignee" has the meaning set forth in Section 10.03(d).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit G.

          "Assuming Lender" means each Eligible Assignee that accepts an offer to participate in a requested extension of the Commitments in accordance with Section 2.15.

          "AT Guaranty" has the meaning set forth in Section 9.01.

          "Base Rate" means, for any day, a rate per annum equal to the higher of:

          (i) the rate of interest publicly announced by Citibank in New York City from time to time as its base rate; and

          (ii) the sum of one-half percent (1/2%) plus the Federal Funds Rate for such day.

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               "Base Rate Loan" means a Loan to be made by a Lender pursuant to
          Section 2.01 as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

               "Borrower" has the meaning set forth in the preamble to this Agreement.

               "Borrower's Pro Formas" means the Borrower's pro forma financial statements contained in the Proxy Statement, consisting of an unaudited pro forma balance sheet as at July 31, 2000 and related pro forma statements of earnings for the year ended October 31, 1999 and the nine months ended July 31, 2000.

               "Borrowing" has the meaning set forth in Section 1.03.

               "Citibank" means Citibank, N.A.

               "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Commitment" has the meaning set forth in Section 2.01.

               "Competitive Bid Borrowing" means a Borrowing consisting of a Competitive Bid Loan or simultaneous Competitive Bid Loans from each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such Borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

               "Competitive Bid Euro-Dollar Rate Loan" means a Loan made pursuant to Section 2.03 that bears interest based on the Euro-Dollar Rate.

               "Competitive Bid Lending Office" means, with respect to each Lender, the office of such Lender notified by such Lender to the Administrative Agent as its Lending Office with respect to any Competitive Bid Loan.

               "Competitive Bid Loan" means a Competitive Bid Euro-Dollar Rate Loan or a Fixed Rate Loan.

               "Competitive Bid Loan Reduction" has the meaning specified in
          Section 2.01.

               "Competitive Bid Loan Note" means a promissory note of the Borrower registered in the name of any Lender, in substantially the form of Exhibit B-2, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Competitive Bid Loans owing to such Lender.

               "Consolidated Debt" means at any date the total Debt of the Borrower and its Subsidiaries, determined on a consolidated basis as of such date.

               "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period, an amount equal to (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication, (i) any income tax expense, (ii) Consolidated Interest Expense, (iii) losses from extraordinary items, (iv) depreciation, depletion, and amortization of intangibles or financing or acquisition costs, and (v) all other non-cash charges and non-cash losses for such period minus (c) the sum of, in each case to the extent added in the calculation of such Consolidated Net Income but without duplication, (i) any income tax benefit, (ii) interest income,

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          (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets currently employed in the trade or business of the Borrower and its Subsidiaries, and (v) any other non-cash gains or non-cash items.

               "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

               "Consolidated Interest Expense" means, for the Borrower and its Subsidiaries for any period, total interest expense for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period.

               "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

               "Consolidated Tangible Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries less their Intangible Assets, all determined as of such date on a consolidated basis in conformity with GAAP. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) in the book value of any asset owned by the Borrower or a Subsidiary, and
          (ii) all unamortized debt discount and expense, unamortized deferred charges (excluding longwall-related deferred charges), goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses and other intangible items.

               "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer for federal income tax purposes under
          Section 4l4(b) or 414(c) of the Code.

               "Convert," "Conversion" and "Converted" each refers to a conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.06.

               "Debt" of any Person means at any date, without duplication, (i) all indebtedness of such Person for borrowed money which would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheet, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (except for notes relating to self-insurance programs of the Borrower and/or its Subsidiaries which are not classified as current liabilities of the Borrower or any of its Subsidiaries) which would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheet, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases (determined in accordance with GAAP), (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, which obligations or any portion thereof may, in accordance with their terms, become due on or before the Termination Date, (vi) all reimbursement and other obligations with respect to drafts or other drawings under letters of credit, bankers' acceptances, Guarantees, surety bonds, performance bonds, bid bonds and performance bonds (to the extent

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     unreimbursed), (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Guaranteed by such Person, and (ix) Production Payments to the extent the obligations of such Person with respect thereto would be classified as a liability of such Person in accordance with GAAP on such Person's balance sheet. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for payment of such Debt.

                  "Default" means any condition or event specified in Section
         6.01 which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designating Lender" has the meaning set forth in Section 10.06(f).

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Lender, its office located at its address set forth on the Schedule I hereof or such other office as such lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

                  "Effective Date" means November 30, 2000; provided that all the conditions in Sections 3.01 and 3.02 shall have been satisfied, or waived.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, the District of Columbia, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economical Cooperation and Development (the "OECD"), or a political subdivision of any such country and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iii) any Person engaged in the business of lending and that is an Affiliate of a Lender or of a Person of which a Lender is a subsidiary; provided that such Person is not a competitor of the Borrower or any of its Material Subsidiaries; and (iv) any other Person approved by the Administrative Agent and the Borrower.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

                  "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of a notice of intent to

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         terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
         Section 4041(e) of ERISA); (iii) the cessation of operations at a facility by any member of the Controlled Group in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by any member of the Controlled Group from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by any member of the Controlled Group to make a payment to a Plan required under Section 302(f)(1) of ERISA, which Section imposes a lien for failure to make required payments;
         (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of the Borrower, might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth on
         Schedule I hereof or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                  "Euro-Dollar Loan" means a Loan to be made by a Lender pursuant to Section 2.01 as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

                  "Euro-Dollar Rate" means, for any Euro-Dollar Loan for any Interest Period, a rate per annum equal to the sum of the appropriate Applicable Margin plus the applicable LIBO Rate.

                  "Euro-Dollar Reserve Percentage" of any Lender for the Interest Period for any Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Extension Date" has the meaning specified in Section 2.15(a).

                  "Fair Market Value" means, with respect to any asset of the Borrower or any Subsidiary at any date, the open market cash purchase price that an informed and willing purchaser would pay for such asset in an arm's length transaction to a willing and informed owner under no compulsion to sell.

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                  "Federal Funds Rate" means, for any day (the "accrual date"), the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the accrual date, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the accrual date is not a Domestic Business Day, the Federal Funds Rate for the accrual date shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for the accrual date shall be the average rate quoted to each of the Reference Banks on the accrual date (or next preceding Domestic Business Day) on such transactions as determined by the Administrative Agent.

                  "Fixed Rate Loan" means a Loan made pursuant to Section 2.03 that bears interest at a fixed rate per annum.

                  "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.04(a). The parties hereto acknowledge that generally accepted accounting principles may permit the Borrower to make certain elections or may otherwise change from time to time (such changed accounting principles being referred to herein as the "New GAAP"). The Borrower agrees that in the event the Borrower adopts the New GAAP, the Borrower shall promptly thereafter notify the Administrative Agent of such adoption and furnish to the Administrative Agent such explanations and/or reconciling statements, if any, as the Administrative Agent or any Lender shall reasonably request.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means A.T. Massey Coal Company, Inc., a Virginia corporation and a wholly-owned Subsidiary of the Borrower, and its successors.

                  "Interest Period" means, (i) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending approximately one, two, three or six months thereafter, or, if available by all of the Lenders, ending nine or twelve months thereafter, as the Borrower may elect in the applicable Notice of Borrowing and, (ii) with respect to any Competitive Bid Euro-Dollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the offer pursuant to which the Borrower has

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         accepted such Borrowing under the competitive bidding procedure described in Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) the Borrower shall not elect any Interest Period that would otherwise extend beyond the Termination Date.

                  "Lender" means each lender listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Sections 10.06 or 2.15.

                  "Lending Office" means, as to any Lender, its Domestic Lending Office, its Euro-Dollar Lending Office or its Competitive Bid Lending Office, as the context may require.

                  "Level I Period" has the meaning set forth in Section 1.04.

                  "Level II Period" has the meaning set forth in Section 1.04.

                  "Level III Period" has the meaning set forth in Section 1.04.

                  "Level IV Period" has the meaning set forth in Section 1.04.

                  "Level V Period" has the meaning set forth in Section 1.04.

                  "Level VI Period" has the meaning set forth in Section 1.04.

                  "LIBO Rate" means, for the Interest Period for each Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) that appears on the Dow Jones Markets (Telerate) page 3750 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the first day of such Interest Period. In the event that such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the LIBO Rate shall be the average (rounded upwards, if necessary, to the nearest 1/100 or 1%) of the rates per annum at which dollar deposits in immediately available funds are offered to each of the Reference Banks in the London interbank market as at or about 11:00 A.M. (New York City time) two (2) Euro-Dollar Business Days prior to the beginning on such Interest Period in an amount substantially equal to such Reference Bank's Euro-Dollar Loan comprising part of such Borrowing or, in the case of a Competitive Bid Borrowing, in an amount substantially equal to the amount that would be the Reference Banks' respective Shares of such Borrowing if such Borrowing were to be a Euro-Dollar Borrowing, in each case, to be outstanding during such Interest Period and for a period equal to such Interest Period.

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                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien on any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan or a Euro-Dollar Loan made by a Lender pursuant to Section 2.01 or a Competitive Bid Loan made by a Lender pursuant to Section 2.03. "Loans" means Base Rate Loans, Euro-Dollar Loans or Competitive Bid Loans or any combination of the foregoing.

                  "Loan Documents" means this Agreement and the Notes and any other documents to be delivered thereunder or in connection therewith and all amendments thereto and substitutions and replacements therefor and modifications thereof.

                  "Material Adverse Change" means any material and adverse change in the business, condition (financial or otherwise) or results of operations or prospects of the Borrower and its Subsidiaries (taken as a whole).

                  "Material Adverse Effect" means an effect that results in or causes a material adverse effect (i) on the business, condition (financial or otherwise) or operations or prospects of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to materially and adversely affect the ability of the Borrower or the Guarantor to perform their respective obligations under the Loan Documents at any time up to and including the Termination Date, or (ii) on the legality, validity or enforceability of this Agreement or any of the other Loan Documents.

                  "Material Plan" has the meaning set forth in Section 6.01(i).

                  "Material Subsidiary" means any Subsidiary of the Borrower which (i) owns more than 5% of the assets and properties of the Borrower and its Subsidiaries, determined on a consolidated basis in conformity with GAAP, or (ii) accounts for more than 5% of Consolidated EBITDA.

                  "Moody's" means Moody's Investors Service, Inc., or its successors.

                  "Multiemployer Plan" has the meaning set forth in Sections 4201 et seq. of ERISA.

                  "Note" has the meaning set forth in Section 2.05(c) and, with respect to any Competitive Bid Loans, means a Competitive Bid Loan Note, as the case may be.

                  "Notice of Borrowing" has the meaning set forth in Section
         2.02 and, with respect to any Competitive Bid Loans, means a Notice of Competitive Bid Borrowing, as the case might be.

                  "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a)(i).

                  "Obligations" has the meaning specified in Section 9.01.

                  "Other Taxes" has the meaning set forth in Section 10.03(b).

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                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any subsidiary for employees of the Borrower or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer, at least one of which is not a member of the Controlled Group, makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "Production Payment" means any arrangement providing for the sale, transfer or other disposition of (a) minerals (including coal and hydrocarbons) until the transferee thereof shall realize therefrom a specified amount of money (however determined) or a specified amount of such minerals (however determined) or (b) any interest in minerals (including coal and hydrocarbons) of the character commonly referred to as a "production payment".

                  "Proxy Statement" means the Proxy Statement/Information Statement of Fluor Corporation, dated November 1, 2000 relating to the Spin-Off.

                  "Reference Banks" means Citibank and certain other Lenders to be determined by the Administrative Agent, with the approval of the Borrower.

                  "Register" shall have the meaning set forth in Section
         2.05(a).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Required Lenders" means at any time at least four (4) Lenders holding at least 50% of the aggregate unpaid principal amount of the Loans (excluding Competitive Bid Loans) or, if no such Loans shall be outstanding, having at least 50% of the aggregate amount of the Commitments.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill Incorporated, or its successors.

                  "Share" means, with respect to each Lender, a fraction the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

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          "SPV" has the meaning set forth in Section 10.06(f)(i).

          "Spin-Off" means the distribution of shares of common stock of New Fluor Corporation (as such term is defined in the Proxy Statement) to shareholders of existing Fluor Corporation (now renamed Massey Energy Company), as described in the Proxy Statement.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by the Borrower or one or more Subsidiaries, or by the Borrower and one or more Subsidiaries.

          "Taxes" shall have the meaning set forth in Section 10.03(b).

          "Termination Date" means, subject to Section 2.15, the earlier of (i) the date that is three years following the Effective Date (or if such day is not a Euro-Dollar Business Day, the preceding Euro-Dollar Business Day), as such date may be extended in accordance with Section 2.15, or (ii) the date on which the Commitments shall have been reduced to zero pursuant to Sections 2.09, 2.10 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.15 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

          "Type" means, with reference to a Loan, a Base Rate Loan, a Euro-Dollar Loan or a Competitive Bid Loan.

          "Utilization Fee" has the meaning specified in Section 2.08(b).

          "Utilization Fee Rate" means a rate per annum equal to (i) 0.125% during a Level I Period, Level II Period or Level III Period, and (ii) 0.250% during a Level IV Period, Level V Period or Level VI Period.

          "Withdrawal Liability" has the meaning set forth in Sections 4201 et seq. of ERISA.

          Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

          Section 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans, a "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans and a "Competitive Bid Borrowing" is a Borrowing comprised of Competitive Bid Loans).

          Section 1.04. Pricing Levels. For purposes of this Agreement, the following terms have the following meanings, subject to the concluding paragraph of this Section 1.04:

          "Level I Period" means a period during which the long-term senior unsecured debt rating of the Borrower is equal to or better than (i) A- by S&P or (ii) A3 by Moody's.

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

          "Level II Period" means a period (other than a Level I Period) during which the long-term senior unsecured debt rating of the Borrower is equal to or better than (i) BBB+ by S&P or (ii) Baa1 by Moody's.

          "Level III Period" means a period (other than a Level I Period or a Level II Period) during which the long-term senior unsecured debt rating of the Borrower is equal to or better than (i) BBB by S&P or (ii) Baa2 by Moody's.

          "Level IV Period" means a period (other than a Level I Period, a Level II Period or a Level III Period) during which the long-term senior unsecured debt rating of the Borrower is equal to or better than (i) BBB-by S&P and (ii) Baa3 by Moody's.

          "Level V Period" means a period (other than a Level I Period, a Level II Period, a Level III Period or a Level IV Period) during which the long-term senior unsecured debt rating of the Borrower is equal to or better than (i) BBB-by S&P or (ii) Baa3 by Moody's.

          "Level VI Period" means any period which is not a Level I Period, a Level II Period, a Level III Period, a Level IV Period or a Level V Period.

     The credit ratings to be used for purposes of this Section 1.04 are those assigned to the long-term senior unsecured debt of the Borrower without third-party credit enhancement. Any rating assigned to any other debt of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

     If the Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., A-/Baa1 results in a Level I Period and BBB-/Baa2 results in a Level III Period). If the Borrower is split-rated and the ratings differential is more than one level, the rating one level above the lower of the two ratings shall be used (e.g., A-/Baa2 results in Level II Period and BBB-/A3 results in a Level III Period). If, however, at any date the Borrower's long-term senior unsecured debt is not rated by both S&P and Moody's, then a Level VI Period shall apply.

          Section 1.05. Certain Terms.

          (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

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

          (f) The terms "Lender" and "Administrative Agent" include their respective successors.

                                   ARTICLE II

                                   THE CREDITS

          Section 2.01. Commitments to Lend. During the period from and including the Effective Date, to but not including the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower pursuant to this Section 2.01 from time to time amounts such that the aggregate principal amount of Loans by such Lender at any one time outstanding shall not exceed the amount set forth opposite such Lender's name on Schedule II hereof or, if such Lender has entered into any Assignment and Acceptance as set forth in the recorded Assignment and Acceptance, as such amount may be reduced pursuant to Section 2.09 or Section
2.10 or increased pursuant to Section 2.15 or assigned pursuant to Section 10.06 (such Lender's "Commitment"). Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused portion of the Commitments of all of the Lenders) and shall be made from the several Lenders ratably in proportion to their respective Commitments (other than Competitive Bid Loans). Amounts required to be repaid pursuant to Section
2.10 shall not be reborrowed, and amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein. Except as otherwise provided in this Agreement, the Borrower may borrow under this Section 2.01, repay, or, to the extent permitted by Section 2.11, prepay Loans and reborrow (other than Competitive Bid Loans) at any time prior to but not including the Termination Date under this Section 2.01. Within the limits of each Lender's Commitment, the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Loans then outstanding, which deemed usage shall be allocated among the Lenders according to their respective Shares (such deemed usage being a "Competitive Bid Loan Reduction").

          Section 2.02. Notice of Borrowings.

          (a) The Borrower shall give the Administrative Agent notice in the form of Exhibit B-1 (a "Notice of Borrowing") by telecopier, confirmed immediately in writing, not later than (x) 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing, and (y) 12:00 noon (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

              (ii)  the aggregate amount of such Borrowing;

              (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans;

              (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

              (v) the Borrower's long-term senior unsecured debt ratings from S&P and Moody's in effect on the date of such Borrowing.

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

          (b) Anything in subsection (a) above to the contrary notwithstanding,

              (i) the Borrower may not select a Euro-Dollar Loan for any Borrowing or with respect to the Conversion or continuance of any Borrowing if the aggregate amount of such Borrowing or such Conversion or continuance is less than $5,000,000; and

              (ii) there shall be no more than five Interest Periods relating to Borrowings consisting of Euro-Dollar Loans outstanding at any time.

          Section 2.03. Competitive Bid Loans.

          (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Domestic Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided, however, that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Loans then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Loan Reduction).

              (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in the form of Exhibit B-2, specifying therein the requested (w) date of such proposed Competitive Bid Borrowing, (x) aggregate amount of such proposed Competitive Bid Borrowing,
     (y) in the case of a Competitive Bid Borrowing consisting of Competitive Bid Euro-Dollar Rate Loans, the Interest Period therefor, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans, maturity date for repayment of each Fixed Rate Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the Termination Date) and the interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:30 A.M. (New York City time)
     (A) at least one Domestic Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Loans comprising such Competitive Bid Borrowing shall be Fixed Rate Loans and (B) at least four Domestic Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Loans comprising such Competitive Bid Borrowing shall be Competitive Bid Euro-Dollar Rate Loans. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower, except as provided in Section 2.03(a)(iii)(x). The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

              (ii) Each Lender may, if, in its sole discretion, it elects to do so, offer, irrevocably, to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans and (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Competitive Bid Euro-Dollar Rate Loans, of (x) the minimum and maximum amount of Fixed Rate Loans (if any) which such Lender is prepared to make as part of such requested Competitive Bid Borrowing and the fixed rate of interest per annum which such

     Lender is prepared to offer in respect thereof, (y) the minimum and maximum amount of Competitive Bid Euro-Dollar Rate Loans (if any) which such Lender is prepared to make as part of such requested Competitive Bid Borrowing and the interest margin (expressed as a percentage rate per annum) to be added to or subtracted from the Euro-Dollar Rate and the Interest Period corresponding thereto which such Lender is prepared to offer in respect thereof and (z) such Lender's Competitive Bid Lending Office with respect to such Competitive Bid Loans; provided, however, that the amounts of such proposed Competitive Bid Loans offered by such Lender may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any, and provided, further, that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent, by the other Lenders. If any Lender shall elect not to make such an offer in respect of any proposed Competitive Bid Borrowing, such Lender shall so notify the Administrative Agent thereof before the relevant times referred to in clauses (A) and (B) of this paragraph (ii) and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided, however, that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

              (iii) The Borrower shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans, and (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Competitive Bid Euro-Dollar Rate Loans, either:

              (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

              (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph
          (ii) above by giving the Administrative Agent notice to that effect; provided, however, that if the Borrower elects to accept the offers made by any Lender or Lenders to make Competitive Bid Loans, it shall accept such offers in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate and, provided, further, that the aggregate amount of offers so accepted by the Borrower shall not exceed the amount of respective Competitive Bid Loans proposed by the Borrower in the relevant Notice of Competitive Bid Borrowing.

              (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                    (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the location specified by the Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Loan Reduction and the dates upon which such Competitive Bid Loan Reduction commenced and will terminate.

                    (vi) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
          Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Loan, as a result of such failure, is not made on such date.

                (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03; provided, however, that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Loan, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such

Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, or as otherwise provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan. Upon the occurrence and during the continuance of an Event of Default the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Loan owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to two percent per annum above the rate of interest per annum required to be paid on such Competitive Bid Loan pursuant to this paragraph (e), unless otherwise agreed between the Borrower and such Lender.

          (f) The Debt of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a Competitive Bid Borrowing shall, if requested by any Lender making such Competitive Bid Loan, be evidenced by a separate Competitive Bid Loan Note of the Borrower payable to the order of such Lender.

          Section 2.04. Notice to Lenders; Funding of Loans.

          (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such Borrowing.

          (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing (other than a Competitive Bid Loan), each Lender shall (except as provided in subsection (c) of this Section) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to
Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders promptly available to the Borrower at the Administrative Agent's aforesaid address.

          (c) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

          (d) Except as specifically provided in Section 8.01 to the contrary, each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Euro-Dollar Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable condition set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

          (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Share of such Borrowing, which failure may constitute a breach of such Lender's obligations under this Agreement, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          Section 2.05. Register; Optional Notes.

          (a) The Administrative Agent shall maintain a register for the recordation of the names and addresses of the Lenders and the Commitment of and the principal amount of the Loans owing to each Lender from time to time (the "Register") and shall retain a copy of each assignment delivered to and accepted by it. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (b) The Register maintained by the Administrative Agent shall include a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Borrowing, the type of Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from Loans owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement, or otherwise) the Base Rate Loans or Euro-Dollar Loans owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note in the form of

(c) Exhibit A-1 or Exhibit A-2, as applicable (each a "Note"; collectively, the "Notes"), registered in the name of such Lender, (i) other than in the case of a Competitive Bid Loan, in a principal amount equal to the aggregate principal amount of the Commitment of such Lender and, (iii) in the case of a Competitive Bid Loan, in accordance with Section 2.03; provided, however, that the execution and delivery of such Notes shall not be a condition precedent to making of any Borrowing under this Agreement.

          SECTION 2.06. Voluntary Conversion or Continuation of Loans.

          (a) The Borrowers may on any Domestic Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Euro-Dollar Business Day prior to the date of the proposed conversion or continuance (a "Notice of Conversion/Continuation"), in substantially the form of Exhibit F , and subject to the provisions of Section 2.02(b) and Article VIII, (1) Convert all Loans (other than Competitive Bid Loans) of one Type comprising the same Borrowing into Loans (other than Competitive Bid Loans) of another Type and (2) upon the expiration of any Interest Period applicable to Loans which are Euro-Dollar Loans, continue all (or, subject to Section 2.02(b) and Article VIII, any portion of) such Loans as Euro-Dollar Rate Loans and the succeeding Interest Period(s) of such continued Loans shall commence on the last day of the Interest Period of the Loans to be continued; provided, however, that any Conversion of any Euro-Dollar Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Euro-Dollar Loans unless the Borrower simultaneously pays all amounts required to be paid pursuant to Section 10.03(d). Each such Notice of Conversion/Continuation shall, within the restrictions specified above, specify (i) the date of such continuation or Conversion, (ii) the Loans (or, subject to Section 2.02(b), any portion thereof) to be continued or Converted, (iii) if such continuation is of, or such Conversion is into, Euro-Dollar Loans, the duration of the Interest Period for each such Loan, and (iv) in the case of a continuation of or a Conversion into a Euro-Dollar Loan, that no Event of Default has occurred and is continuing.

          (b) If upon the expiration of the then existing Interest Period applicable to any Loan which is a Euro-Dollar Loan, the Borrowers shall not have delivered a Notice of Conversion/Continuation in accordance with this Section 2.06, then such Loan shall upon such expiration automatically be Converted to a Base Rate Loan.

          (c) After the occurrence of and during the continuance of an Event of Default, the Borrowers may not elect to have a Loan be made or continued as, or Converted into, a Euro-Dollar Loan after the expiration of any Interest Period then in effect for that Loan and any Euro-Dollar Loans then in effect shall automatically be converted to a Base Rate Loan at the expiration of the then existing Interest Period applicable to any such Euro-Dollar Rate Loan.

          SECTION 2.07. Interest Rates.

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable in arrears quarterly on the last day of each March, June, September and December during such period and on such date as such Base Rate Loan shall be Converted or paid in full.

          (b) (i) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the applicable Euro-Dollar Rate. Such interest and the Utilization Fee shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                (ii) The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each Euro-Dollar Loan of such Lender, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by subtracting (i) the LIBO Rate for the Interest Period for such Loan, from
     (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Euro-Dollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent.

          (c)   Notwithstanding the rates of interest specified in this Section
2.07 or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans (other than Competitive Bid Loans) shall bear interest, payable on demand, for each day from and including the date payment thereof was due, to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the applicable interest rate then in effect for such day.

          (d) The Administrative Agent shall determine each interest rate applicable (pursuant to this Agreement) to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Lender by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          SECTION 2.08. Facility Fees; Utilization Fee.

          (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Shares, a facility fee on the daily average aggregate amount of the Commitments prior to the Termination Date (including both the portion thereof that is used and the portion thereof that is unused) at the rate of (i) 0.225% per annum during each Level I Period, (ii) 0.325% per annum during each Level II Period, (iii) 0.350% per annum during each Level III Period, (iv) 0.375% per annum during each Level IV Period, (v) 0.425% per annum during each Level V Period, and (vi) 0.475% per annum during each Level VI Period. Such facility fee shall accrue from and including the Effective Date or, in the case of any Assuming Lender or other Lender that becomes party hereto in accordance with Section 10.06, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, to but excluding the Termination Date, and shall be payable (i) quarterly in arrears on each March 31, June 30, September 30 and December 31 prior to the Termination Date and (ii) on the Termination Date.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender for each date prior to the Termination Date on which the aggregate outstanding Loans exceed 33% of the Commitments, a fee on the aggregate amount of the outstanding Loans at the Utilization Fee Rate (the "Utilization Fee").

          SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may at any time, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate, or proportionately reduce by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are terminated in their entirety, all accrued but unpaid fees under Section 2.08 shall be payable on the effective date of such termination. Once terminated, a Commitment may not be reinstated.

          SECTION 2.10. Mandatory Termination of Commitments.

          (a) The Commitments shall terminate on the Termination Date, and any Loans (other than Competitive Bid Loans) then outstanding (together with accrued interest thereon) shall be due and payable on such date. The aggregate outstanding principal amount of the Loans shall at no time exceed the aggregate of the Commitments. If on any date on which the Commitments are reduced the aggregate outstanding principal amount of the Loans exceeds the aggregate of the Commitments as so reduced, then the Borrower shall be obligated to repay (together with accrued interest to the date of repayment) on such date a principal amount of the Loans equal to such excess.

          (b) Each Competitive Bid Loan shall terminate on the maturity date specified in the Borrower's notice requesting such Competitive Bid Loan.

          SECTION 2.11. Optional Prepayments.

          (a) The Borrower may, upon same day's notice to the Administrative Agent, prepay any Base Rate Loan in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

          (b) The Borrower may, upon at least two Euro-Dollar Business Days' notice to the Administrative Agent, prepay the Euro-Dollar Loans comprising any Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the sum of (i) the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus (ii) all amounts required to be paid pursuant to
Section 10.03(d).

          (c) Competitive Bid Loans shall not be prepaid except as may be agreed by the Borrower and the affected Lender.

          (d) Upon receipt of a notice of prepayment pursuant to this Section 2.11, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower. Each optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

          SECTION 2.12. General Provisions as to Payments. The Borrower shall make each payment of principal of and interest on the Loans, and of additional compensation hereunder, not later than 3:00 P.M. (New York City time) on the date when due, in federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Payments in respect of each Competitive Bid Loan Borrowing shall be distributed to each Lender participating in such Borrowing on a pro rata basis in accordance with the respective principal amounts of the Competitive Bid Loans comprising such Borrowing. Whenever any payment of fees or principal of or interest on the Base Rate Loans, or of additional compensation, shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day, and such extension of time shall in such case be included in the computation of payment of interest or additional compensation. Whenever any payment of principal of or interest on the Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 2.05(b), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          SECTION 2.13. Computation of Interest and Fees. Interest based on the Base Rate (unless computed by reference to the Federal Funds Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest hereunder (including the Base Rate if computed by reference to the Federal Funds Rate) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All fees hereunder shall be computed on the basis of a year of 360 days and 30 day months (including the first day but excluding the last day).

          SECTION 2.14. Place of Loans. All Loans shall be disbursed and be payable at the office of the Administrative Agent, at its address set forth in
Section 10.01.

          SECTION 2.15. Extension of Commitments.

          (a) The Borrower may, upon not less than 60 days (but no later than 45 days prior to the then existing Termination Date) notice prior to the then current Termination Date to the Administrative Agent (which shall notify each Lender of receipt of such request), propose to extend the Termination Date for an additional one year measured from the Termination Date then in effect. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination to be in the individual and sole discretion of such Lender), by written notice to the Administrative Agent no earlier than 30 days prior to the then existing Termination Date (but in any event no later than 20 days prior to the then existing Termination Date). The Administrative Agent will notify the Borrower, in writing, of the Lenders' responses no later than 15 days prior to the then existing Termination Date. Subject to the execution by the Borrower, the Administrative Agent and such Lenders of a duly completed Extension Agreement in substantially the form of Exhibit E hereto, the Termination Date applicable to the Commitment of each Lender so affirmatively notifying the Borrower and the Administrative Agent (each a "Consenting Lender") shall, effective as at the Termination Date (the "Extension Date"), be extended for the period specified above; provided that no Termination Date of any Lender shall be extended unless by the date 15 days prior to the Termination Date then in effect Lenders having at least 50% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments. Any Lender which does not give such notice to the Borrower and the Administrative Agent by the date 15 days prior to the Termination Date (each, a "Non-Consenting Lender") then in effect shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on its Termination Date determined without giving effect to such requested extension.

          (b) If any Lender party to this Agreement shall not elect to extend its Commitment pursuant to subsection (a) of this Section 2.15, the Borrower may designate another lender or other lenders (which may be, but need not be, one or more of the existing Lenders, but which in each case shall be an Eligible Assignee), which at the time agree to become a party to this Agreement (each, an "Assuming Lender").

               (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.15, the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Termination Date then in effect of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amount as are agreed between the Borrower and the Administrative Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                    (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                    (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                    (iii) with respect to any such Assuming Lender, the
               applicable processing and recordation fee required under Section 10.06(b)(i) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights and obligations under Sections 8.03 and 10.03, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Domestic Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, and (B) each Non-Consenting Lender being replaced pursuant to this Section 2.15 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and
(iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgement by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                                  ARTICLE III

                   CONDITIONS TO EFFECTIVENESS AND BORROWINGS

          Section 3.01. Conditions Precedent to Effectiveness. The effectiveness of the Agreement is subject to the receipt by the Administrative Agent of executed counterparts of this Agreement by the Borrower and each Lender and the receipt by the Administrative Agent of a sufficient number of copies of each of the following on or before the Effective Date, each, unless otherwise noted, dated the Effective Date, and in form and substance satisfactory to the Administrative Agent:

          (a)  (i)   a copy of the Borrower's Certificate of Incorporation,
certified as of a recent date by the Secretary of State of the State of Delaware, a copy of the Borrower's By-Laws, certified by the Secretary or an Assistant Secretary of the Borrower, and good standing certificates for the Borrower from the Secretary of State of the State of Delaware and the Virginia State Corporation Commission and

               (ii) a copy of the Guarantor's Articles of Incorporation, certified as of a recent date by the Virginia State Corporation Commission, a copy of the Guarantor's By-Laws, certified by the Secretary or an Assistant Secretary of the Guarantor, and a good standing certificate for the Guarantor from the Virginia State Corporation Commission;

          (b)  (i)   an opinion of Hunton & Williams, counsel for the Borrower, substantially in the form of Exhibit C-1 hereto, dated as of the Effective Date, and

               (ii) an opinion of the Senior Counsel of the Borrower substantially in the form of Exhibit C-2 hereto, dated as of the Effective Date;

          (c) a certificate signed by a senior vice president, the chief financial officer or the treasurer of the Borrower, to the effect that the Spin-Off has been consummated in accordance with the description thereof set forth in the Proxy Statements and evidence of a favorable ruling by the Internal Revenue Service as to the Spin-Off;

          (d)  the Notes, if requested by the Lenders;

          (e) an opinion of counsel from Weil, Gotshal & Manges LLP, counsel for the Administrative Agent, in the form of Exhibit D hereto, dated as of the date hereof;

          (f) all documents (including an incumbency certificate and certification by the secretary of the Borrower of board resolutions) it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, and any other matter relevant hereto, all in form and substance satisfactory to the Administrative Agent;

          (g)  the Borrower's Pro Formas;

          (h) a pro forma compliance certificate with respect to the financial covenants contained in Section 5.07 executed by the Borrower's chief financial officer, in form and substance satisfactory to the Administrative Agent;

          (i) copies of the Distribution Agreement and the Tax Sharing Agreement (each as defined in the Proxy Statement) certified by an authorized officer of the Borrower as being in full force and effect;

          (j) a certificate of an authorized officer of the Borrower to the effect that since October 31, 1999 there has been no Material Adverse Change; and

          (k) evidence of the completion of the reserve and operational audits by Weir International Mining Consultants, in scope and with results reasonably determined satisfactory to the Administrative Agent and the Lenders.

          Section 3.02. Conditions Precedent to Each Borrowing and Extension of Commitment. The obligation of each Lender to make a Loan on the occasion of a Borrowing (including the initial Borrowing) and the extension of any Lender's Commitment pursuant to Section 2.15 shall be subject to the further conditions precedent that:

          (a) the Administrative Agent shall have received a Notice of Borrowing or Competitive Bid Notice of Borrowing, as the case may be, with respect thereto in accordance with Section 2.02 or Section 2.03, as the case may be;

          (b) In respect of any Competitive Bid Borrowing the Administrative Agent shall have received a Competitive Bid Loan Note, if requested, payable to the order of each Lender which is to make a Competitive Bid Loan in a principal amount equal to the aggregate Competitive Loans to be made by such Lender and to be evidenced thereby in accordance with Section 2.03;

          (c) on the date of such Borrowing the following statements shall be true (and each of the giving of the Notice of Borrowing or Notice of Competitive Bid Borrowing, as applicable, and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

               (i) except to the extent provided below, the representations and warranties of the Borrower contained in Article IV (other than in Section 4.04(c)) are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; provided that the representation contained in Section 4.04(c) need only be true and correct on the Effective Date and on each date of an extension of any Lender's Commitment pursuant to Section 2.15;

               (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default;

               (iii) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments; and

               (iv) after applying the proceeds of such Borrowing, not more than 25% of the value (as determined by any reasonable method permitted by Regulation U) of the Borrower's assets subject to the provisions of Sections 5.08 and 5.09 shall be represented by "margin stock" (as defined in Regulation U).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

          Section 4.01. Corporate Existence and Power; Compliance with Law.

          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          (b) Each of the Borrower and its Subsidiaries is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and has all necessary permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          Section 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower and the Guarantor of this Agreement and by the Borrower of the Notes (i) are within the Borrower's and Guarantor's corporate power, as applicable, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Governmental Authority, and (iv) do not contravene or constitute a default under any provision of Requirement of Law, or of the Certificate of Incorporation or By-laws of the Borrower or the Guarantor, as applicable, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Guarantor or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          Section 4.03. Binding Effect. This Agreement and the other Loan Documents constitute legal, valid and binding agreements of the Borrower and the Guarantor, as applicable, enforceable in accordance with their terms, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, and will be enforceable in accordance with their respective terms.

          Section 4.04. Financial Information.

          (a) The consolidated balance sheets of the Guarantor and its Subsidiaries as of October 31, 1999 and as of July 31, 2000 and the related consolidated statements of earnings and of cash flow for the fiscal year and nine months then ended, and set forth in the Proxy Statement, a copy of which has been delivered to each of the Lenders, each fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Subsidiaries as of such date and their consolidated results of operations and changes in financial position for the period then ended.

          (b) The Borrower's Pro Formas have been properly compiled on the basis of the transactions and assumptions described in the notes thereto. The pro forma adjustments to the historical amounts have been properly applied to such amounts and the Borrower's Pro Formas comply in all material respects with the applicable accounting requirements of the Securities and Exchange Commission.

          (c)  There exists no Material Adverse Change since October 31, 1999.

          SECTION 4.05. Litigation. There is no action, suit or proceeding pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which, if adversely determined, would have a Material Adverse Effect.

          SECTION 4.06. Compliance with ERISA. The Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA, including, without limitation, the obligations under Section 302(e) of ERISA, with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA, noncompliance with which could reasonably be expected to have a Material Adverse Effect;

          (a) No ERISA Event which might result in liability of any member of the Controlled Group in excess of $15,000,000 (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Plan;

          (b) Schedule B (Actuarial Information) to the most recently completed annual report prior to the Effective Date (Form 5500 Series) for each Plan, which report has been filed with the Internal Revenue Service by any member of the Controlled Group, copies of which have been furnished to the Administrative Agent, is complete and, to the best knowledge of the Borrower, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Plan; and

          (c) No member of the Controlled Group has incurred any Withdrawal Liability to any Multiemployer Plan which has not been satisfied or which is or might be in excess of $15,000,000.

          SECTION 4.07. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary other than any such taxes or assessments being presently contested in good faith and other than where the failure to so file or pay would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.08. Material Subsidiaries. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated and validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.09. Not an Investment Company. The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10. Business of Borrower; Properties. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower and its Material Subsidiaries have good title to or valid leasehold estates in their respective properties and assets as reflected in the Borrower's Pro Formas or, if financial statements have been delivered pursuant to Section 5.01, the most recent such financial statements, except for assets disposed of since the date thereof.

               SECTION 4.11. No Misleading Statements. Neither the Proxy Statement (solely to the extent it relates to the Borrower and its Subsidiaries), any of the financial statements of the Guarantor referenced in
Section 4.04(a) nor any other document furnished in connection with clauses
(a),(b),(c),(f),(g) and (j) of Section 5.01 (but excluding any such document or portion thereof containing financial projections or other forward looking statements) by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

               SECTION 4.12. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that the effect of Environmental Laws is not likely to have a Material Adverse Effect.

               SECTION 4.13. Pari Passu Obligations. This Agreement and the other Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower, and rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured Debt of the Borrower, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law.

                                    ARTICLE V

                                    COVENANTS

          The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Loan remains unpaid:

               SECTION 5.01. Information. The Borrower will deliver to each of the Lenders:

               (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

               (b) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the

Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, as set forth in the Borrower's quarterly report for the fiscal quarter then ended as filed with the Securities and Exchange Commission on Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.07 and 5.08(k) on the date of such financial statements, (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (iii) describing the parties, subject matter, and nature and amount of relief granted to the prevailing party in any litigation or proceeding in which a final judgment or order which is either for the payment of money in an amount equal to or exceeding $20,000,000 or which grants any non-monetary relief to the prevailing party therein was rendered against the Borrower or any Subsidiary (whether or not satisfied or stayed) during the fiscal quarter ended on the date of such certificate, and (iv) setting forth the Borrower's long-term senior unsecured debt ratings from S&P and Moody's in effect on the date of such financial statements;

               (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, an annual statement of the firm of independent public accountants which reported on such statements (i) to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

               (e) forthwith upon knowledge of the occurrence of any Default or Event of Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (g) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission, and (ii) all other reports which the Borrower or any Subsidiary shall have filed with the Securities and Exchange Commission or any national securities exchange, unless the Borrower or such Subsidiary is not permitted to provide copies thereof to the Lenders pursuant to applicable laws or regulations;

               (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plans which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability in excess of $15,000,000 under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

               (i) promptly upon the Borrower's obtaining knowledge thereof, notice of any withdrawal or change or proposed withdrawal or change in the long-term senior unsecured debt rating of the Borrower assigned by S&P or Moody's; and

               (j) from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may request.

               SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings or where the failure to so pay and discharge would not have a Material Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

               SECTION 5.03. Maintenance of Property; Insurance.

               (a) The Borrower will keep, and will cause each Material Subsidiary to keep, all material items of property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage from casualty excepted.

               (b) The Borrower will maintain, and will cause each Material Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks as are usually insured against by companies of established repute engaged in the same or similar business as the Borrower or such Subsidiary and owning similar assets ("Industry Standards"), except where such risks are covered by self insurance so long as the amount of such self insurance and the risks covered thereby are consistent with Industry Standards or the Borrower's and such Subsidiary's past practices as they exist on the Effective Date. The Borrower will promptly furnish to the Lenders such information as to insurance carried or self insurance maintained as may be reasonably requested in writing by the Administrative Agent on behalf of any Lender.

               SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prevent the Borrower or any Subsidiary from (i) merging into, consolidating with, or selling, leasing or otherwise transferring all of its assets to the Borrower or a Subsidiary, or
(ii) abandoning or disposing of any of its property or abandoning or terminating any right or franchise if (A) such abandonment, disposition or termination does not violate any other provision of this Agreement and (B) all such abandonments, dispositions and terminations do not in the aggregate have a Material Adverse Effect.

               SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all Requirements of Law (including, without limitation, ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a Material Adverse Effect.

               SECTION 5.06. Keeping of Records; Inspection of Property, Books and Records. The Borrower will keep, and will cause each Material Subsidiary to keep, proper books of record and account in accordance with GAAP consistently applied; and will permit, and will cause each Subsidiary to permit, the Administrative Agent, any of the Lenders or any agents or representatives of the Administrative Agent or any Lender, at the Administrative Agent's or such Lender's expense, to visit and inspect any of their respective properties, to examine any of their respective books and records and (subject to Section 10.12) to discuss their respective affairs, finances and accounts with any of their respective officers, directors, employees and independent public accountants, all at such times and as often as may reasonably be desired, in each case upon reasonable notice and during normal business hours.

               SECTION 5.07. Financial Covenants.

               (a) The Borrower will maintain a ratio of Consolidated Debt to Consolidated EBITDA, as determined on the last day of each fiscal quarter, for the four fiscal quarters ending on such day, of not more than 2.75 to 1.0.

               (b) The Borrower shall maintain a Consolidated Interest Coverage Ratio, as determined on the last day of each fiscal quarter, for the four fiscal quarters ending on such day, of not less than 4.75 to 1.0.

               (c) The Borrower will maintain during each fiscal quarter a Consolidated Tangible Net Worth of not less than the sum of (i) $700,000,000 plus (ii) for each fiscal quarter after October 31, 2000, 25% of Consolidated Net Income, if positive, for each such fiscal quarter.

               SECTION 5.08. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, or assign any right to receive income, except:

               (a) Liens existing on the date of this Agreement and reflected in
Schedule 5.08 attached hereto;

               (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary and not created in contemplation of such event;

               (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition or construction thereof;

               (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created primarily in contemplation of such acquisition;

               (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.08; provided that such Debt is not increased and is not secured by any additional assets;

               (f) any Lien on or with respect to the property or assets of any Subsidiary securing obligations owing to the Borrower or another Subsidiary;

               (g) rights of offset and bankers' liens in connection with Debt permitted hereby;

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

               (h) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rental incurred in the ordinary course of business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

               (i) Liens on coal reserves leased by the Borrower or any Subsidiary of the Borrower as lessee, securing Debt of the lessors thereof, arising out of such leases;

               (j) Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure the payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations under customer service contracts, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than leases required to be capitalized under GAAP), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; and

               (k) Liens not otherwise permitted by the foregoing clauses of this Section 5.08 securing Debt in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Tangible Net Worth, including but not limited to (a) Liens created or deemed to exist in connection with any factoring arrangement or asset securitization program (including any related filings or any financing statements), and (b) Liens on any margin stock (as such term is defined in Regulation U) purchased or carried by the Borrower or any of its Subsidiaries;

provided that Production Payments shall not be deemed to constitute Debt secured by a Lien.

               SECTION 5.09. Consolidations, Mergers, Sales of Assets and Acquisitions. Neither the Borrower nor the Guarantor will

               (a) (i) consolidate or merge with or into any other Person; provided that (x) the Borrower may merge with a Person if (A) the Borrower is the surviving corporation to such merger and (B) if after giving effect to any such merger no Default or Event of Default shall have occurred hereunder and be continuing, and all representations and warranties contained in this Agreement shall be true and correct, and (y) the Borrower may merge with or into the Guarantor (or vice versa); provided that, if the Guarantor is the surviving corporation of any such merger, it shall have assumed all Obligations hereunder and under the Notes of the Borrower, or (ii) except as permitted pursuant to the foregoing clause (i), sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole; or

               (b) in each case where the consideration therefor exceeds $100,000,000, (i) acquire all or substantially all of the stock or equity interests of any Person or (ii) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, unless, on a pro forma consolidated basis giving effect to the subject acquisition for the twelve (12) consecutive months immediately preceding the closing date for such acquisition the Company would not have failed to perform or observe any covenant of the Borrower under Section 5.07 (it being understood that for purposes of calculating such pro forma compliance, the Borrower may use the Borrower's reasonable best estimate of the projected financial performance of the acquisition target for the twelve (12) consecutive months following such closing date).

               SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower and its Subsidiaries for working capital and general corporate purposes, including, for the purpose of consummating negotiated acquisitions and backstopping the issuance of commercial paper; provided however, that no portion of the proceeds of any Loan shall be used to fund any acquisition unless at such time (i) the board of directors of the subject company shall have approved such acquisition or recommended it to shareholders or, (ii) in respect of any acquisition occurring out a bankruptcy proceeding, the applicable bankruptcy court shall have approved such acquisition. None of such proceeds will be used in violation of any applicable Requirement of Law.

               SECTION 5.11. Payment of Taxes, Etc. The Borrower will pay, and will cause each Subsidiary to pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its properties, except where the same may be contested in good faith by appropriate proceedings, or where any failure to so pay would not have a Material Adverse Effect, and the Borrower will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same.

               SECTION 5.12. Change in Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower or such Subsidiaries on the date hereof and any business or activities which are substantially similar, related or incidental thereto, except to the extent otherwise permitted hereunder.

               SECTION 5.13. Restrictions on Subsidiary Distributions. Other than pursuant to the Loan Documents and any agreements governing any purchase money Debt or obligations of the Borrower and its Subsidiaries as lessees under leases (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower will not, and will not permit any of its Subsidiaries, other than Subsidiaries acquired after the date hereof with existing restrictions, to agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other investments in, or pay any Debt owed to, the Borrower or any other Subsidiary of the Borrower.

                                   ARTICLE VI

                                    DEFAULTS

               SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within 3 Domestic Business Days of the date due any interest on any Loan, any fees or any other amount payable hereunder; or

               (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.07 to 5.10, inclusive; or

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

               (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

               (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Loans) having an aggregate principal amount of at least $20,000,000 when due or within any applicable grace period; or

               (f) any event shall occur or condition shall exist which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary having an aggregate principal amount of at least $20,000,000; or such Debt shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, excluding, however, prepayments of Debt required upon disposition in the ordinary course of business of collateral securing such Debt so long as such Liens and dispositions are permitted hereby; or

               (g) the Borrower, the Guarantor or any Subsidiary shall commence a voluntary case or other proceeding seeking to adjudicate the Borrower, the Guarantor or any such Subsidiary having total assets of $20,000,000 or more as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall take any corporate action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor or any Subsidiary having total assets of $20,000,000 or more seeking to adjudicate it as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 days; or an order for relief shall be entered against the Borrower, the Guarantor or any such Subsidiary having total assets of $20,000,000 or more under the federal bankruptcy laws as now or hereafter in effect; or

               (i) any member of the Controlled Group shall:

                   (i) fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA except where the failure to so pay would not have a Material Adverse Effect; or notice of intent to terminate a Plan or Plans which would have a Material Adverse Effect (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                   (ii) have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts then required to be paid to Multiemployer Plans by the Controlled Group as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000 and it is reasonably likely that all amounts then required to be paid to Multiemployer Plans by the Controlled Group as Withdrawal Liability will exceed $15,000,000; or

                   (iii) have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and it is reasonably likely that as a result of such reorganization or termination the aggregate annual contributions of the Controlled Group to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $15,000,000; or

               (j) to the extent not insured against, a final judgment or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed by reason of a pending appeal or otherwise for a period of 30 days; or

               (k) (i)   any Person or group of Persons (within the meaning of
          Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
          Act) of 35% or more of the outstanding shares of common stock of the Borrower; or (ii) at any time during any period of twelve consecutive calendar months a majority of the Board of Directors of the Borrower shall not consist of individuals who were either directors of the Borrower on the first day of such period ("original directors") or appointed as or nominated to be directors either (A) by individuals including a majority of those of the original directors who have not, prior to such appointment or nomination, resigned or died, or (B) by a duly constituted committee of the Board of Directors a majority of which consists of the original directors; or

                   (ii) the Guarantor shall cease to be a direct, wholly-owned Subsidiary of the Borrower other than in accordance with the terms of
          Section 5.09(a); or

               (l) any provision of the AT Guaranty or Article IX hereof shall for any reason cease to be valid and binding, or enforceable against, the Guarantor, or the Guarantor shall so state in writing; or

               (m) all or any substantial parts of the property of the Borrower and its Subsidiaries (taken as a whole) shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed, by any court or governmental agency of competent jurisdiction, and such property shall be retained for a period of thirty (30) days, which condemnation, seizure or other appropriation could reasonably be expected to have a Material Adverse Effect at any time up to and including the Termination Date;

then, and in every such event, the Administrative Agent shall (i) if requested by at least four (4) Lenders having at least 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by at least four (4) Lenders holding at least 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon and all other amounts payable under this Agreement, the Loans or the Notes) to be, and the Loans shall thereupon become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the

Borrower; provided that with respect to the events described in clause (g) or
(h) above with respect to the Borrower or the Guarantor, without any notice to the Borrower or the Guarantor, as applicable, or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable under this Agreement, the Loans or the Notes) shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

               SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

               SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes Citibank to act as the Administrative Agent under this Agreement and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Loans and other amounts owing hereunder), the Administrative Agent shall not be required to exercise any discretion or take any action; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any of the Loan Documents or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of the Loan Documents.

               SECTION 7.02. Agents' Reliance, Etc. Neither the Administrative Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Advance as the payee thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee as provided in Section 10.06, (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any of the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it to be genuine and signed or sent by the proper party or parties.

               SECTION 7.03. Citibank and Affiliates. With respect to its respective Commitment and the respective Loans made by it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an agent; and the term

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

"Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank respectively in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory, underwriting or other business with, the Borrower, any of its Subsidiaries and other Affiliates and any Person who may do business with or own securities of the Borrower or any such Subsidiary or Affiliate, all as if Citibank was not an Agent and without any duty to account therefore, or provide notice thereof, to the Lenders. The Lenders acknowledge that, pursuant to such activities, Citibank and its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or an Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to, and the representations and warranties contained, in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Loans then held by each of them (or if no such Loans are at the time outstanding or if any such Loans are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by such Administrative Agent under any of the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, syndication, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

          SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or any Bank and, in each case having a combined capital and surplus of at least $50,000,000 (and so long as no Event of Default has occurred and is continuing, that is reasonably acceptable to the Borrower). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

          SECTION 7.07. Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times heretofore or hereafter agreed upon between the Borrower and the Administrative Agent.

          SECTION 7.08. Co-Agents. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement or elsewhere herein as a "Co-Agent" or "Syndication Agent" or "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified as a "Co-Agent" or "Syndication Agent" or "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

          SECTION 8.01. Basis for Determining Interest Rate Inadequate or
Unfair.

          (a) If on or prior to the first day of any Interest Period for any Borrowing of Euro-Dollar Loans, Lenders having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders (which notice may be telephonic), whereupon the obligations of the Lenders to make Euro-Dollar Loans shall be suspended until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exists. Unless the Borrower, at its option, notifies the Administrative Agent at least one Domestic Business Day before the date of a Borrowing of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, and the Loans comprising such Borrowing shall bear interest for each day from and including the first day, to but excluding the last day, of the Interest Period applicable thereto at the Base Rate.

          (b) If Dow Jones Markets Telerate Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Euro-Dollar Rate for any Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan,

                 (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, as the case may be,

                 (ii) with respect to Euro-Dollar Loans, each such Loan will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Loan (or if such Loan is then a Base Rate Loan, will continue as a Base Rate Loan), and

                 (iii) the obligation of the Lenders to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, or to Convert Loans (other than Competitive Bid Euro-Dollar Rate Loans) into Euro-Dollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or continue Euro-Dollar Loans or to Convert all or any portion of Base Rate Loans to Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower may elect to borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return.

          (a) If, on or after the date hereof, in the case of any Loan or any obligation to make Loans, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, its Notes or its obligation to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans or its obligation to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans (except for changes in the rates of taxes excluded from the definition of Taxes set forth in Section 10.03(b)(i)); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, its Notes or its obligation to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, have or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 8.03, or any payment or indemnification under Section 10.03(b) and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation, payment or indemnification and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender; provided that nothing in this Section 8.03 shall affect or postpone any of the rights of a Lender under, or obligations of the Borrower pursuant to, the provisions of this Section 8.03 or Section 10.03(b) hereof. A certificate of any Lender claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that the determinations set forth in such certificate are made reasonably and in good faith. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation from the Borrower under this Section 8.03 more than 180 days after such Lender had knowledge of the occurrence of the event giving rise to such claim for compensation, the Borrower shall not be obligated to reimburse such Lender for amounts incurred as a result of the occurrence of such event more than 180 days prior to the date on which the Lender made such demand (provided that if the event giving rise to claim for compensation or indemnification is retroactive, then such 180 day period shall be extended to include the period of retroactive effect).

          SECTION 8.04. Substitution of Loans for Affected Euro-Dollar Loans. If
(i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans, instead.

          SECTION 8.05. Substitution of Lender. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Lender has demanded compensation under Section 8.03 or payment or indemnification under Section 10.03(b), the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute lender or lenders (which may be one or more of the Lenders) to purchase the Loans and assume the Commitment of such Lender; provided that (i) no default or Event of Default has occurred and is continuing, (ii) the Borrower has satisfied all of its obligations under this Agreement with respect to such Lender and (iii) if such substitute lender is not an existing Lender, the Borrower has paid to the Administrative Agent a $3,500 administration fee.

                                   ARTICLE IX

                                    GUARANTEE

          SECTION 9.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Loans to the Borrower and to induce the Administrative Agent to act hereunder, the Guarantor hereby unconditionally and irrevocably guarantees to each Lender and the Administrative Agent (the "AT Guaranty") the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses, post-petition interest, indemnities or otherwise (such obligations being the "Obligations"). Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Obligations and would be owed by the Borrower to the Administrative Agent or any other Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          SECTION 9.02. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Administrative Agent with respect thereto. The obligations of the Guarantor under this Article IX are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this
Article IX, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this guarantee shall be irrevocable, absolute and unconditional, irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

          (c) any taking, exchange, release or non-perfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (d) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

          (e) any other circumstance (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law), which might otherwise constitute a defense available to, or a discharge of, the Guarantor, the Borrower or a guarantor.

This AT Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 9.03. Waivers. (a) The Guarantor hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Borrower or against any other guarantor of all or any portion of the Loans, and all other notices and demands whatsoever. Without limitation, the Guarantor waives the provisions of Sections 49-25 and 49-26 of the Virginia Code, as amended, relating to the rights of a guarantor to require a creditor to sue and the effect of failure of a creditor to act thereon.

          (b) The Guarantor hereby waives any right to revoke this AT Guaranty, and acknowledges that this AT Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

          (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article IX are knowingly made in contemplation of such benefits.

          SECTION 9.04. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this AT Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Obligations and all other amounts payable under this AT Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations and all other amounts payable under this AT Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this AT Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Administrative Agent or any other Lender of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this AT Guaranty shall be paid in full in cash and
(iii) the Termination Date shall have occurred, the Administrative Agent and the other Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation on such benefits.

          SECTION 9.05. Survival. This AT Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this AT Guaranty, (b) be binding upon the Guarantor, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 10.06) and the Administrative Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Administrative Agent hereunder is required to be restored by such Lender or the Administrative Agent. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its interest in any Loan to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

          SECTION 9.06. Limitation of AT Guaranty Any term or provision of this AT Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which the Guarantor shall be liable shall not exceed the maximum amount for which the Guarantor can be liable without rendering this AT Guaranty or any other Loan Document, as it relates to the Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany Debt to the Borrower to the extent that such Debt would be discharged in an amount equal to the amount paid by the Guarantor hereunder) and (b) to the value as assets of the Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by the Guarantor pursuant to (i) applicable law or (ii) any agreement, if any, providing for an equitable allocation among the Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this AT Guaranty or other guaranties of the Obligations by such parties.

                                   ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and mailed, telecopied, emailed or delivered , if to the Borrower or the Guarantor, at 4 North 4th Street, Richmond, Virginia, 23219, Attn:
President, telecopier no. (804) 788-1870, with a copy to Roger Nicholson, General Counsel, telecopier no. (804) 788-1804, email address: roger.nicholson@masseycoal.com; if to an Additional Lender, at its Domestic Lending Office specified in Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Attn: Bilal Aman, telecopier no. (302) 894-6013, email address: bilal.aman@citicorp.com; or such other address, telecopy number or email address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy or email, when such telecopy or email has been received by the addressee thereof, or (iii) if given by any other means, when delivered at the address specified in this Section 10.01; provided that notices to the Administrative Agent under
Article II or Article VIII shall not be effective until received.

          SECTION 10.02. No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.03. Expenses; Taxes; Indemnification.

          (a)    Expenses. The Borrower agrees to pay on demand:

                 (i) all costs and expenses (including, without limitation, counsel fees and expenses) incurred by the Administrative Agent and Salomon Smith Barney Inc. (other than costs and expenses which are covered by subparagraph (ii) immediately following) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents delivered concurrently therewith; and

                 (ii) all costs and expenses, if any (including, without limitation, counsel fees and expenses), (A) incurred by the Administrative Agent in connection with any and all amendments to, replacements for or modifications of any of the Loan Documents, in each case either initiated by the Borrower or provided for in this Agreement, (B) incurred by the Administrative Agent in connection with any and all waivers of rights or remedies, or granting of any consent, by the Administrative Agent under the Loan Documents, (C) incurred by the Administrative Agent or any Lender in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, or any of the rights or remedies of the Administrative Agent or any Lender thereunder, including, without limitation, the fees and expenses of counsel incurred in any out-of-court workout or in any bankruptcy case, and (D) incurred by the Administrative Agent or any Lender in connection with investigation of any Default or alleged Default under any of the Loan Documents, together with any collection and other enforcement measures or proceedings resulting from any Event of Default; provided, however, that with respect to clauses (C) and (D)of this Section 10.03(a)(ii),such counsel fees and expenses shall be limited to the counsel fees and expenses of not more than one law firm retained by the Administrative Agent, and not more than one additional law firm retained by the Lenders, as a group.

          (b)    Taxes.

                 (i) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (A) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof or in which its principal office is located, (B) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof, (C) taxes imposed upon or measured by the overall net income of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, and (D) United States income taxes imposed under any law (including without limitation any statute, treaty, ruling, determination or regulation) in effect on the date hereof in the case of each Lender listed on the signature pages hereof and on the effective date of the assignment pursuant to which it became a Lender in the case of each other Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.03(b)), such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                 (ii) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise similarly with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                 (iii) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.03(b)) and the Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.03(b) in each case paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (except to the extent arising from the failure of such Lender or the Administrative Agent to make any filing or payment within such person's control), whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Such demand shall be made no later than 180 days after the earlier of (A) the date on which such

          Lender or the Administrative Agent pays such Taxes or Other Taxes or
          (B) the date on which the relevant Governmental Authority makes written demand for payment of such Taxes or Other Taxes.

               (iv) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.01, an original or a copy of an official receipt (if any) or other evidence of the Borrower's payment thereof.

               (v) Each Lender organized under the laws of a jurisdiction outside the United States (each, a "Non-U.S. Lender"), on or prior to the date of its execution and delivery of this Agreement in the case of each Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender payable under this Agreement (or, in the case of a Non-U.S. Lender that is not a bank for purposes of Section 881(c) of the Code, such other documentation as may be reasonably necessary to establish that interest payable to such Lender is exempt from United States withholding tax as portfolio interest). If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 10.03(b)(i).

               (vi) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 10.03(b)(v) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (v) above), such Lender shall not be entitled to indemnification under Section 10.03(b) with respect to Taxes imposed by the United States or any political subdivision thereof; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required to be delivered hereunder, the Borrower shall, at the expense of such Lender, take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

               (vii) If a Lender or the Administrative Agent actually receives a refund or actually realizes the benefit of a credit or reduction in respect of any Taxes or Other Taxes for which it has received an indemnity payment from the Borrower, such Lender or the Administrative Agent shall within 45 days from the date of such receipt or realization pay over the amount of such refund, credit or reduction to the Borrower (but only to the extent of indemnity payments made or other amounts paid by the Borrower under this Section 10.03(b) with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction), provided that the Borrower (upon written request of such Lender or the Administrative Agent) agrees to repay the amount paid over to the Borrower to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund, credit or reduction to such Governmental Authority. Nothing in this paragraph shall require any Lender or the Administrative Agent to make available to the Borrower any tax return or other information that the Lender or the Administrative Agent deems to be confidential or proprietary.

               (viii) The Borrower shall not be required to indemnify any Lender (including, for purposes of this paragraph, any participant or other transferee of any rights of a Lender) or the Administrative Agent, or to pay any other amount to any Lender or the Administrative Agent, in respect of any Taxes pursuant to this Section 10.03(b) to the extent that such Taxes were applicable on the date such Lender or Administrative Agent became a party to this Agreement or, with respect to payments to a new Lending Office, the date such Lender designated such Lending Office; provided, however, that the preceding clause shall not apply (A) to any Lender or new Lending Office that becomes a Lender or Lending Office as a result of an assignment or designation made at the request of the Borrower or (B) to the extent the indemnity payment or other amount does not exceed the indemnity payment or other amount that the Lender making the assignment, or making the designation of such new Lending Office, would have been entitled to receive in the absence of such assignment or designation.

               (ix) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.03(b) shall survive the payment in full of principal and interest hereunder.

          (c) Indemnification. The Borrower agrees to indemnify the Administrative Agent and each Lender and their respective Affiliates, and the officers, directors, employees, agents and advisors of each of the foregoing (collectively, the "Indemnitees"), and hold each Indemnitee harmless from and against any and all liabilities, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) which may be incurred by such Indemnitee arising out of this Agreement or any of the other Loan Documents or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          (d) Prepayment of Euro-Dollar Loans. If any payment of principal of any Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 2.11(b) or acceleration of the maturity of the Loans pursuant to Section 6.01 or for any other reason, or if any Lender shall be forced to sell, assign or transfer any of its interest hereunder or any Borrowing pursuant to Section 10.06(b) due to (i) such Lender's failure to extend its Commitment pursuant to Section 2.16(c) or (ii) the substitution of such Lender pursuant to Section 8.05, the Borrower shall, upon demand by any Lender or any bank or other entity (an "Assignee") to which any Lender has sold, assigned, transferred or granted any participation in any of its interest hereunder or any Borrowing pursuant to Section 10.06(b) (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or Assignee any amounts required to compensate such Lender or Assignee for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender or Assignee to fund or maintain such Loan.

          (e) Survival. The obligations of the Borrower under this Section 10.03 shall survive the termination of this Agreement, the termination of the Commitment of any Lender hereunder and payment of the Loans.

          SECTION 10.04. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 10.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 10.04 would apply, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 10.04 to share in the benefits of any recovery on such secured claim. The Borrower hereby authorizes Citibank, in accordance with the provisions of this Section 10.04, to so set-off and apply any and all such deposits held and other indebtedness owing by Citibank to or for the credit or the account of the Borrower and hereby authorizes Citibank to permit such set-off and application by Citibank.

          SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment, waiver or modification shall, unless signed by all the Lenders affected thereby, (i) increase the Commitment of any Lender or increase the aggregate amount of the Commitments or subject any Lender to any additional obligation (other than as provided for in Section 2.15(c)), (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any loan or any fees hereunder, (iv) release the Borrower from its payment Obligations or release the Guarantor from its obligations under the AT Guaranty (except as permitted by Section 5.09), (v) amend this Section 10.05, or (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 10.05 or any other provision of this Agreement and provided further, that no waiver of any of the conditions specified in Sections 3.01 or
3.02 relating to a Competitive Bid Borrowing shall be effective unless consented to by all Lenders making Competitive Bid Loans as a part of such Competitive Bid Borrowing.

          SECTION 10.06. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

          (b) (i) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (with the consent of the Agent and the Borrower (such consent not to be unreasonably withheld) including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (A) each such assignment shall, except with respect to Competitive Bid Loans, be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the other Loan Documents, (B) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (C) upon notice to the Borrower and the Agent by the assigning Lender, the consent of the Borrower shall not be required with respect to any such assignment by any Lender to an Affiliate of such Lender (subject to the proviso in clause (iii) of the definition of "Eligible Assignee"), (D) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, in substantially the form of Exhibit G hereto, and (E) the parties to each such assignment shall execute and deliver to the Administrative Agent any Note or Notes subject to such assignment and the assigning Lender shall pay or cause to be paid to the Administrative Agent (except in the case of an assignment to an Affiliate of such Lender) a processing and recordation fee of $3,500. From and after the effective date of any such assignment (1) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Lender hereunder, and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment at covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (ii) Subject to Section 10.06(d), a Lender may at any time grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement or any Borrowings hereunder, and to the extent of any such participation (unless otherwise stated therein and except as provided below) the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder and under such Borrowings as it would have if it were such Lender hereunder; provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely with the granting Lender regarding notices, payments, payment instructions and any other matters arising pursuant to this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 10.05 without the consent of the participant.

          (c) The Administrative Agent and the Borrower may, for all purposes of this Agreement, treat any Lender as the holder of any Note issued to it (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them.

          (d) No Assignee, participant or other transferee (including any SPV) of any Lender's rights shall be entitled to receive any greater payment under
Section 8.03 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower's prior written consent (which consent shall not be unreasonably withheld) or by reason of the provisions of Section 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances, or (ii) at a time when the circumstances giving rise to such greater payment did not exist.

               (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

               (f)  (i)   Notwithstanding anything to the contrary contained
herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (1) nothing herein shall constitute a commitment by any SPV to make any Loan, (2) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof and (3) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender;

                    (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note (if any) as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV;

                    (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable; if an SPV, but for the operation of this sentence, would have liability for any such indemnity or payment, the Designating Lender shall be liable;

                    (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.06(f) or otherwise in this Agreement, any SPV may (1) at any time and without paying any processing fee therefore, assign or participate all or a portion of its interest in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans; provided that the Designating Lender in the event of an assignment or participation to any other financial institution shall remain liable for any indemnity or other payment obligation with respect to its Commitment, and shall be obligated to make such Loan pursuant to the terms hereof and of its Commitment and (2) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV.

               SECTION 10.07. Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation D) as collateral in the extension or maintenance of the credit provided for in this Agreement.

               SECTION 10.08. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

               SECTION 10.09. Consent to Jurisdiction; Waiver of Immunities. The Borrower hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 10.09 shall affect the right of any Lender or Administrative Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or Administrative Agent to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

               SECTION 10.10. Waiver of Trial by Jury. THE BORROWER, THE LENDERS, THE ADMINISTRATIVE AGENT AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, OTHER LENDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower, the Lenders, the Administrative Agent and, by its acceptance of the benefits hereof, other Lenders each (i) acknowledges that this waiver is a material inducement for the Borrower, the Lenders and the Administrative Agent to enter into a business relationship, that the Borrower, the Lenders and the Administrative Agent have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

               SECTION 10.11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 10.12. Confidentiality. In accordance with normal procedures regarding proprietary information supplied by customers, each of the Lenders agrees to keep confidential information relating to the Borrower or any Subsidiary received pursuant to or in connection with this Agreement and the transactions contemplated hereby; provided that nothing herein shall be construed to prevent the Administrative Agent or any Lender from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent or such Lender, (iii) which has been publicly disclosed, (iv) which has been lawfully obtained by any of the Lenders from a Person other than the Borrower, any Subsidiary, the Administrative Agent or any other Lender, (v) to any participant in or assignee of, or prospective participant in or assignee of, all or any part of the rights and obligations of the Administrative Agent or such Lender under this Agreement or any Borrowings hereunder (provided that such participant or assignee, or prospective participant or assignee, agrees to comply with the confidentiality requirements set forth in this Section 10.12), (vi) to the Administrative Agent's or such Lender's independent auditors or outside legal counsel, or (vii) to its Affiliates.

               SECTION 10.13. Survival of Warranties. All agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and any increase in the Commitments under this Agreement.

               SECTION 10.14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               SECTION 10.15. Captions. All Section headings are inserted for convenience of reference only and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

                                                                  Execution Copy

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   MASSEY ENERGY COMPANY, as Borrower


                                   By:__________________________________________
                                      Name:
                                      Title:


                                   By:__________________________________________
                                      Name:
                                      Title:




                                   A.T. MASSEY COAL COMPANY, INC., as Guarantor


                                   By:__________________________________________
                                      Name:
                                      Title:

                                                                  Execution Copy

                               CITIBANK, N.A., as Administrative Agent and as a Lender


                               By:__________________________________________
                                  Name:
                                  Title:


                               By:__________________________________________
                                  Name:
                                  Title:

                                     PNC BANK, NATIONAL ASSOCIATION, as
                                     Syndication Agent and as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     FIRST UNION NATIONAL BANK, as Documentation
                                     Agent and as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     WESTDEUTSCHE LANDESBANK
                                     GIROZENTRALE, as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     BANK ONE, NA, as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     ROYAL BANK OF SCOTLAND PLC, as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     BRANCH BANKING AND TRUST COMPANY, as a
                                     Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     THE BANK OF NEW YORK, as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     DRESDNER BANK LATEINAMERIKA AG, as a
                                     Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     WACHOVIA BANK, N.A., as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     AUSTRALIA NEW ZEALAND BANK, as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     MELLON BANK N.A., as a Lender


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                                                  Execution Copy

                                   Schedule I

                           APPLICABLE LENDING OFFICES

-----------------------------------------------------------------------------------------------------------------------
Bank                            Domestic Lending Office                      Euro-Dollar Lending Office
-----------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                  Citibank, N.A.                               Citibank, N.A.
                                Two Penns Way, Suite 200                     Two Penns Way, Suite 200
                                New Castle, DE  19720                        New Castle, DE  19720
                                Attn:  Tim Card                              Attn:  Tim Card
                                Telephone:  302-894-6016                     Telephone:  302-894-6016
                                Fax:        302-894-6120                     Fax:        302-894-6120
-----------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association  PNC Bank, N.A.                               PNC Bank, N.A.
                                One PNC Plaza, 3rd Floor                     One PNC Plaza, 3rd Floor
                                249  Fifth Avenue                            249  Fifth Avenue
                                Pittsburgh, PA  19222-2707                   Pittsburgh, PA  19222-2707
                                Attn:  Brett Schweikle                       Attn:  Brett Schweikle
                                Telephone:  412-762-2604                     Telephone:  412-762-2604
                                Fax:        412-762-2571                     Fax:        412-762-2571
-----------------------------------------------------------------------------------------------------------------------
First Union National Bank       First Union National Bank                    First Union National Bank
                                Roanoke, Virginia                            Roanoke, Virginia
                                Attn:  Renita Joyce                          Attn:  Renita Joyce
                                Telephone:                                   Telephone:
                                Fax:                                         Fax:
-----------------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank         Westdeutsche Landesbank                      Westdeutsche Landesbank Girozentrale,
Girozentrale                    Girozentrale, New York Branch                New York Branch
                                1211 Avenue of the Americas                  1211 Avenue of the Americas
                                New York, NY  10036                          New York, NY  10036
                                Attn:  Transaction Management                Attn:  Transaction Management
                                   Department                                   Department
                                Telephone:  212-597-1412                     Telephone:  212-597-1412
                                Fax:        212-921-5947                     Fax:        212-921-5947
-----------------------------------------------------------------------------------------------------------------------
Bank One, NA                    Bank One, N.A.                               Bank One, N.A.
                                2 Bank One Plaza, Suite IL1-0634             2 Bank One Plaza, Suite IL1-0634
                                Chicago, IL  60670                           Chicago, IL  60670
                                Attn:  Brenda De Los Reyes                   Attn:  Brenda De Los Reyes
                                Telephone:  312-732-5901                     Telephone:  312-732-5901
                                Fax:        312-732-4840                     Fax:        312-732-4840
-----------------------------------------------------------------------------------------------------------------------
Royal Bank of Scotland plc
-----------------------------------------------------------------------------------------------------------------------
BB&T                            Branch Banking & Trust Co.                   Branch Banking & Trust Co.
                                200 West Second Street                       200 West Second Street
                                Winston-Salem, NC  27101                     Winston-Salem, NC  27101
                                Attn:  Bank Loan Syndications                Attn:  Bank Loan Syndications
                                Telephone:                                   Telephone:
                                Fax:                                         Fax:
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
The Bank of New York             The Bank of New York                     The Bank of New York
                                 101 Barclay Street                       101 Barclay Street
                                 New York, NY  10286                      New York, NY  10286
                                 Attn:  Bill Barbiero                     Attn:  Bill Barbiero
                                 Telephone:                               Telephone:
                                 Fax:                                     Fax:
-------------------------------------------------------------------------------------------------------------
Dresdner Bank Lateinamerika AG
-------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.              Wachovia Bank, N.A.                      Wachovia Bank, N.A.
                                 1021 East Cary Street                    1021 East Cary Street
                                 Richmond, VA  23261                      Richmond, VA  23261
                                 Attn:  Oliver L. Way                     Attn:  Oliver L. Way
                                 Telephone: 804-697-6736                  Telephone:  804-697-6736
                                 Fax:       804-697-7370                  Fax:        804-697-7370
-------------------------------------------------------------------------------------------------------------
Australia New Zealand Bank       Australia and New Zealand                Australia and New Zealand
                                    Banking Group Limited                    Banking Group Limited
                                 1177 Avenue of the Americas              1177 Avenue of the Americas
                                 New York, NY  10036-2798                 New York, NY  10036-2798
                                 Attn:  Peter Gray/David Giacalone        Attn:  Doreen Klingenbeck and
                                 Telephone:  212-801-9739                 Tessie Amante
                                 Fax:        212-556-4839/4814            Telephone:  212-801-9726
                                                                          Fax:        212-556-4826
-------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                Mellon Bank, N.A.                        Mellon Bank, N.A.
                                 Two Mellon Bank Center, Room 230         Two Mellon Bank Center, Room 230
                                 Pittsburgh, PA  15259-0001               Pittsburgh, PA  15259-0001
                                 Attn:  James P. Nickel                   Attn:  James P. Nickel
                                 Telephone:  412-234-8478                 Telephone:  412-234-8478
                                 Fax:        412-236-8671                 Fax:        412-236-8671
-------------------------------------------------------------------------------------------------------------

                                                                  Execution Copy


                                   Schedule II

                                   COMMITMENTS

    ---------------------------------------------------------------
                      Lender                          Commitment
    ---------------------------------------------------------------
    Citibank, N.A.                                   $35,937,500
    ---------------------------------------------------------------
    PNC Bank, National Association                   $34,375,000
    ---------------------------------------------------------------
    First Union National Bank                        $34,375,000
    ---------------------------------------------------------------
    Westdeutsche Landesbank Girozentrale             $23,437,500
    ---------------------------------------------------------------
    Bank One, NA                                     $23,437,500
    ---------------------------------------------------------------
    The Royal Bank of Scotland                       $23,437,500
    ---------------------------------------------------------------
    BB&T                                             $12,500,000
    ---------------------------------------------------------------
    The Bank of New York                             $12,500,000
    ---------------------------------------------------------------
    Dresdner Bank Lateinamerika AG                   $12,500,000
    ---------------------------------------------------------------
    Wachovia Bank, N.A.                              $12,500,000
    ---------------------------------------------------------------
    Australia New Zealand Bank                       $12,500,000
    ---------------------------------------------------------------
    Mellon Bank, N.A.                                $12,500,000
    ---------------------------------------------------------------

                                                                  Execution Copy

                                  Schedule 5.08

                                      LIENS

                             (AS OF ______________)

CAPITAL LEASES:


                                                              __________________
                                                              $_________________

                                                                  Execution Copy

                                   EXHIBIT A-1

                             FORM OF PROMISSORY NOTE

                                 (3 Year Credit)

                                                              New York, New York

                                                            ______________, 2000

     For value received, MASSEY ENERGY COMPANY, a Delaware corporation (the "Borrower"), promises to pay to ______________________________________ (the
"Lender") or its registered assigns, for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citibank, N.A., Two Penns Way, Suite 200, New Castle, Delaware, 19720.

     All Loans made by the Lender, the respective maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     The note is one of the Notes referred to in the Credit Agreement dated as of November 30, 2000 among the Borrower, the Guarantor, the Lenders listed on the signature pages thereof, Citibank, N.A., as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and First Union National Bank, as Documentation Agent, (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

     Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                                     MASSEY ENERGY COMPANY



                                                     By:________________________
                                                         Name:
                                                         Title:

                                     A-1-1

                                                                  Execution Copy

                                   Exhibit A-2

                     FORM OF COMPETITIVE BID PROMISSORY NOTE

     U.S. $ _____________________                   Dated: _______________, 2000

                  FOR VALUE RECEIVED, the undersigned, MASSEY ENERGY COMPANY, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to _____________ (the "Lender") or its registered assigns for the account of its Competitive Bid Lending Office (as defined in the Credit Agreement dated as of November 30, 2000 among the Borrower, the Guarantor, the Lender, certain other lenders parties thereto, Citibank, N.A., as Administrative Agent for the Lender and such other lenders, and PNC Bank, National Association, as Syndication Agent and First Union National Bank, as Documentation Agent (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on __________________, 2000, the principal amount of U.S.$____________________.

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate: _________ % per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed).

                  Both principal and interest are payable in lawful money of the United States to Citibank, as agent, for the account of the Lender at the office of Citibank, at 399 Park Avenue, New York, New York 10043, in same day funds.

                  This Promissory Note is one of the Competitive Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                               MASSEY ENERGY COMPANY



                                               By:_____________________________
                                                  Name;
                                                  Title:

                                     A-2-1

                                                                  Execution Copy

                         LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
                Amount
                  of            Amount of         Maturity Date      Notation
   Date          Loan       Principal Repaid                         Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     A-2-2

                                                                  Execution Copy

                                   EXHIBIT B-1

                           FORM OF NOTICE OF BORROWING

Citibank, N.A., as Administrative Agent
Two Penns Way, Suite 200
New Castle, Delaware 19720

        Attention:

Ladies and Gentlemen:

     The undersigned, Massey Energy Company, refers to the Credit Agreement, dated as of November 30, 2000 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Guarantor, certain Lenders parties thereto, Citibank, N.A., as Administrative Agent for said Lenders, and PNC Bank, National Association, as Syndication Agent and First Union National Bank, as Documentation Agent, and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02 and Article III of the Credit Agreement:

          (i) The [Domestic] [Euro-Dollar] Business Day of the Proposed Borrowing is _________________________, 20___.

          (ii) The type of Loans comprising the Proposed Borrowing are [Base Rate Loans] [Euro-Dollar Loans].

          (iii) The aggregate amount of the Proposed Borrowing is $___________.

          (iv) The Interest Period for each Euro-Dollar Borrowing made as part of the Proposed Borrowing is ____ month[s].

          (v) The undersigned's long-term senior unsecured debt ratings in effect on the date hereof are: S&P: ______ Moody's: _____.

     Further, the undersigned hereby certifies that the following is, to the best of the undersigned's knowledge, true, correct and complete:

          A. Immediately after the Proposed Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          B. Immediately after the Proposed Borrowing, no event shall have occurred and be continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default;

          C. except to the extent provided below, the representations and warranties of the Borrower contained in Article IV of the Credit Agreement (other than in Section 4.04(c) of the Credit Agreement) are true and correct in all material respects on and as of the date hereof, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as the date hereof, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were

                                     B-1-1
     correct as of such earlier date; provided that the representation contained in Section 4.04(c) of the Credit Agreement need only be true and correct on the Effective Date and on each date of an extension of any Lender's Commitment pursuant to Section 2.16 of the Credit Agreement; and

          D. After applying the proceeds of such Borrowing, not more than 25% of the value (as determined by any reasonable method permitted by Regulation
     U) of the Borrower's assets subject to the provisions of Sections 5.08 and
     5.09 of the Credit Agreement shall be represented by "margin stock" (as defined in Regulation U).

                                            Very truly yours,

                                            MASSEY ENERGY COMPANY


                                            By: ______________________________
                                                Name:
                                                Title:

                                     B-1-2

                                                                  Execution Copy


                                  EXHIBIT -B-2

                   FORM OF NOTICE OF COMPETITIVE BID BORROWING

Citibank, N.A., as Administrative Agent
 for the Lenders parties to the Credit
 Agreement referred to below
Two Penns Way, Suite 200
New Castle, Delaware, 19720

                                     [Date]

                  Attention:  Bank Loan Syndications Department

Ladies and Gentlemen:

                  The undersigned, Massey Energy Company, refers to the Credit Agreement, dated as of November 30, 2000 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Guarantor, certain Lenders parties thereto, Citibank, N.A., as Administrative Agent for said Lenders, and PNC Bank, National Association, as Syndication Agent and First Union National Bank, as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

         (A)      Date of Competitive Bid Borrowing   ______________________
         (B)      Amount of Competitive Bid Borrowing ______________________
         (C)      [Maturity Date] [Interest Period]   ______________________
         (D)      Interest Rate Basis                 ______________________
         (E)      Interest Payment Date(s)            ______________________
         (F)      _____________________               ______________________

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                  (a) except to the extent provided below, the representations and warranties of the Borrower contained in Article IV of the Credit Agreement (other than in Section 4.04(c) of the Credit Agreement) are true and correct in all material respects on and as of the date hereof, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as the date hereof, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; provided that the representation contained in Section 4.04(c) of the Credit Agreement need only be true and correct on the Effective Date and on each date of an extension of any Lender's Commitment pursuant to Section 2.16 of the Credit Agreement;

                  (b) Immediately after the Proposed Competitive Bid Borrowing, no event has occurred and is continuing, or would result from such Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default;

                                     B-2-1

                  (c) After applying the proceeds of the Proposed Competitive Bid Borrowing, not more than 25% of the value (as determined by any reasonable method permitted by Regulation U) of the Borrower's assets subject to the provisions of Sections 5.08 and 5.09 of the Credit Agreement shall be represented by "margin stock" (as defined in Regulation U); and

                  (d) Immediately after the Proposed Competitive Bid Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments.

         The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                                                      Very truly yours,

                                                      MASSEY ENERGY COMPANY



                                                      By:_______________________
                                                         Title:

                                     B-2-2

                                                                  Execution Copy

                                  EXHIBIT C-1--

                               FORM OF OPINION OF
                            COUNSEL FOR THE BORROWER

                        [Letterhead of Hunton & Williams]

[date]

To the Administrative Agent
and each of the Lenders
(each as defined herein)

                             Massey Energy Company:
                 Credit Agreement dated as of November 30, 2000
                 -----------------------------------------------

Dear Sirs:

         We have acted as counsel to Massey Energy Company, a Delaware corporation (the "Borrower"), and A.T. Massey Coal Company, Inc., a Virginia corporation (the "Guarantor", and together with the Borrower, the "Credit Parties"), in connection with the Credit Agreement dated as of November 30, 2000 (the "Credit Agreement"), among the Borrower, the Guarantor, the Lenders party thereto (the "Lenders"), Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"), PNC Bank, National Association, as Syndication Agent, and First Union National Bank, as Documentation Agent. This opinion is being delivered to you pursuant to Section 3.01(b)(i) of the Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         In connection with this opinion, we have investigated such questions of law, received such information from officers and representatives of the Credit Parties and examined such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including execution copies of the Credit Agreement and the Notes.

         Based on the foregoing we are of opinion that:

1. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

3. Assuming due authorization, execution and delivery of the Credit Agreement by the Credit Parties, the Lenders and the Administrative Agent and due authorization, execution and delivery of the Notes by the Borrower, the Credit Agreement constitutes the legal, valid and binding obligation of the Credit Parties and the Notes constitute legal, valid and binding obligations of the Borrower, each enforceable against the Credit Parties party thereto in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, common law trust fund doctrine, moratorium and other laws and principles affecting creditors' rights generally from time to time in effect, general principles of equity, regardless of whether considered in a proceeding in equity or at law, and concepts of materiality, unconscionability, reasonableness, impracticability or

                                     C-1-1
     impossibility of performance, good faith and fair dealing). Further, we express no opinion as to the legality, validity, enforceability or effect, as applicable, of any provision that provides that failure or delay in taking action may not constitute a waiver of rights.

         We express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

         The opinions set forth herein are solely for the benefit of the addressees, and their successors and permitted assigns and may not be distributed to or relied upon by any person, quoted in whole or in part or otherwise reproduced in any other document, nor is this opinion to be filed with any governmental entity, except that this opinion may be (i) disclosed to (x) regulatory agencies or authorities having jurisdiction over you that request or require such disclosure, and (y) any participant in or assignee of, or prospective participant in or assignee of, all or any part of your rights or obligations under the Credit Agreement or any Borrowings thereunder, and (ii) relied upon by assignees and participants in the Loans or Commitments and by any successor Administrative Agent, in each case as though such assignees or participants or successor Administrative Agent had been an addressee of this opinion on the date hereof. We expressly disclaim any obligation to advise you of any changes of law or facts that may hereafter come or be brought to our attention which would alter the opinions herein set forth. Finally, our opinions set forth herein are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly so stated.

         Very truly yours,

                                     C-1-2

                                                                  Execution Copy


                                   Exhibit C-2

                               FORM OF OPINION OF
                        IN-HOUSE COUNSEL FOR THE BORROWER

            [Letterhead of Fluor Corporation, Massey Energy Company,
                       or A.T. Massey Coal Company, Inc.]

                                                                          [date]

To the Lenders and the Administrative Agent
  Referred to Below

c/o Citibank, N.A.,
  as Administrative Agent

              Re:    Credit Agreement
                     ----------------

Dear Sirs:

         I am Senior Counsel for Massey Energy Company (the "Borrower") and A.T. Massey Coal Company, Inc. (the "Guarantor") and have acted in such capacity in connection with the Day Credit Agreement (the "Credit Agreement") dated as of November 30, 2000 among the Borrower, the Guarantor, the lenders listed on the signature pages thereof (the "Lenders"), Citibank, N.A., as Administrative Agent, PNC Bank, National Association, as Syndication Agent, and First Union National Bank, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is delivered pursuant to Section 3.01(b)(ii) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Guarantor is a corporation duly incorporated and validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Guarantor of the Credit Agreement are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action. The execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and by the Borrower of the Notes require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene or constitute a default under any provision of applicable law or regulation, or of the certificate or articles of incorporation or by-laws of the Borrower or the Guarantor, as applicable, or, to the best of my knowledge after due inquiry, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Guarantor, or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                                     C-2-1

     3. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower and the Guarantor, as applicable.

     4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator, or any Governmental Authority which would have a Material Adverse Effect.

     5. Each of the Borrower's Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     6. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     The opinions expressed above are limited to the matters governed by the laws of the United States of America and the Commonwealth of Virginia, in each case as they exist as of the date hereof, and I express no opinion as to the laws of any other jurisdiction.

     This opinion is rendered pursuant to Section 3.01(b)(ii) of the Credit Agreement solely for the benefit of the Lenders and Citibank, N.A., as Administrative Agent. This opinion may not be relied upon by any other party nor may copies be delivered or furnished to any other party nor may all or portions of this opinion be quoted, circulated or referred to in any other document without Borrower's written consent, except that this opinion may be (i) disclosed to (x) regulatory agencies or authorities having jurisdiction over you that request or require such disclosure, and (y) any participant in or assignee of, or prospective participant in or assignee of, all or any part of your rights or obligations under the Credit Agreement or any Borrowings thereunder, and (ii) relied upon by assignees and participants in the Loans or Commitments and by any successor Administrative Agent, in each case as though such assignees or participants or successor Administrative Agent had been an addressee of this opinion on the date hereof. I do not undertake to advise you of any changes in the opinion expressed herein resulting from matters that might hereafter come or be brought to my attention.

                                         Very truly yours,



                                         _________________________________
                                         J. David Faulders, Esq., Senior Counsel
                                         Massey Energy Company
                                         A.T. Massey Coal Company, Inc.

                                                                  Execution Copy


                Exhibit D--[SUBJECT TO OPINION COMMITTEE REVIEW]

                       FORM OF OPINION FOR ADMINISTRATIVE
                                 AGENT'S COUNSEL


                            ___________________, 2000


To Citibank, N.A., as Administrative Agent, and each of the Lenders party to the Credit Agreement referred to below


Ladies and Gentlemen:

     We have acted as counsel to Citibank, N.A. ("Citibank"), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by each of (i) the Credit Agreement dated as of November 30, 2000 (the "Credit Agreement"), among Massey Energy Company, a Delaware corporation (the "Company"), the Guarantor, the Lenders party thereto, Citibank, as Administrative Agent for the Lenders (the "Agent"), and PNC Bank, National Association, as Syndication Agent, and First Union National Bank, as Documentation Agent, and (ii) the Notes issued by the Company dated as of November __, 2000 (the "Notes"), entered into by Massey Energy Company, in favor of the Agent and each Lender. The Credit Agreement and the Notes are collectively referred to herein as the "Finance Documents". Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Finance Documents and such documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed (i) the valid existence of each party to the Finance Documents, (ii) that each party to the Finance Documents has the requisite corporate power and authority to enter into and perform each of the Finance Documents to which it is party, (iii) the due authorization, execution and delivery of each of the Finance Documents by each of the parties thereto, (iv) the execution, delivery and performance of the Finance Documents by each party thereto has been duly authorized by all necessary corporate action, and does not (a) contravene the constituent documents of any of such party thereto, or (b) conflict with or result in the breach of any document or instrument binding on any such party thereto, and
(iii) the legal enforceability of the Finance Documents against the parties thereto (other than the Company).

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     Each Finance Document constitutes the legal, valid and binding obligation of the Company and the Guarantor, as applicable, enforceable against the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (i) rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto, (ii) no opinion is expressed with respect to any provisions of the Credit Agreement insofar as it provides that any Person purchasing a participation from any Lender pursuant thereto may exercise set- off or similar rights with respect to such participation or that any Lender or any other Person may exercise set-off or similar rights other than in accordance with law.

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for your benefit and your permitted assigns and participants in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or permitted assigns or participants of any Lender.

                                                     Very truly yours,

                                                                  Execution Copy

                                    Exhibit E

                           FORM OF EXTENSION AGREEMENT

Citibank, N.A., as Administrative Agent
Two Penns Way, Suite 200
New Castle, Delaware, 19720

   Attention:  ______________

Ladies and Gentlemen:

         The undersigned hereby agrees to extend, effective _________, ____, its Commitment and Termination Date under the Credit Agreement dated as of November 30, 2000 among Massey Energy Company (the "Borrower"), the Guarantor, the lenders parties thereto (the "Lenders"), Citibank, N.A., as Administrative Agent for the Lenders, and PNC Bank, National Association, as Syndication Agent and First Union National Bank, as Documentation Agent (as amended or otherwise modified from time to time, the "Credit Agreement") for one year to [date to which the Termination Date is extended] pursuant to Section 2.15 of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                                     [NAME OF LENDER]


                                                     By:
                                                        ------------------------
                                                          Name:
                                                          Title:

Agreed and Accepted:

MASSEY ENERGY COMPANY, as Borrower


By:__________________________________________________
     Name:
     Title:


A.T. MASSEY COAL COMPANY, INC., as Guarantor


By:__________________________________________________
     Name:
     Title:


CITIBANK, N.A., as Administrative Agent

By:__________________________________________________
     Name:
     Title:

                                                                  Execution Copy

                                    Exhibit F

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

     Pursuant to that certain Credit Agreement dated as of November 30, 2000, as amended, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Massey Energy Company, a Delaware corporation, as Borrower, the Guarantor, the financial institutions listed therein as Lenders, Citibank, N.A., as Administrative Agent and the other agents and parties thereto, this represents the Borrower's request to convert or continue Loans as follows:

     1.       Date of conversion/continuation:   __________________, _______

     2.       Amount of Loans being converted/continued:  $___________________

     3.       Nature of conversion/continuation:

                 [ ] a. Conversion of Base Rate Loans to Euro-Dollar Loans
                 [ ] b. Conversion of Euro-Dollar Rate Loans to Base Rate Loans
                 [ ] c. Continuation of Euro-Dollar Rate Loans as such

     4. If Loans are being continued as or converted to Euro-Dollar Rate Loans, the duration of the new Interest Period that commences on the Conversion/continuation date: _______________ month(s)

     In the case of a Conversion to or Continuation of Euro-Dollar Rate Loans, the undersigned officer, to the best of his or her knowledge, and the Borrower certify that no Event of Default has occurred and is continuing under the Credit Agreement.

DATED: _____________________                         MASSEY ENERGY COMPANY



                                            By: __________________________

                                            Title: _______________________

                                                                  Execution Copy
                                    Exhibit G

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                        Dated as of _______________, ____

     Reference is made to that certain Credit Agreement, dated as of November 30, 2000 as amended, modified or supplemented to the date hereof (the "Credit Agreement"), among Massey Energy Company (the "Borrower"), the Guarantor, the Lenders party thereto, and Citibank, N.A., as Administrative Agent (the "Administrative Agent") and the other parties thereto. Terms defined in the Credit Agreement are used herein with same meaning.

     ________________ (the "Assignor") and ______________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Loans and Competitive Bid Loan Notes)which represents the percentage interest specified in Section 1 of Schedule 1 of the outstanding rights and obligations of all Lenders under the Credit Agreement (other than in respect of Competitive Bid Loans and Competitive Bid Loan Notes), including, without limitation, such interest in the Assignor's Commitment and in all outstanding Loans that are not Competitive Bid Loans (if any) owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the aggregate principal amount of Loans outstanding on the date hereof and owing to the Assignee will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty (except as provided in clause (i) above) and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any guarantor or any other person or the performance or observance by the Borrower, any guarantor or any other party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms and agrees that it has received a copy of the Credit Agreement, any amendments or waivers thereto and any other documents furnished pursuant thereto, which in each case have been requested by it, together with copies of any financial statements requested by it, and that it has, independently and without reliance on the Assignor, the Administrative Agent or any other Agent or Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and agrees that it shall have no recourse against the Assignor with respect to any matters relating thereto; (ii) agrees that it will, independently and without reliance upon the Assignor, any Administrative Agent or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and any other documents or instruments furnished pursuant thereto; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) confirms that it is an Eligible Assignee;
(v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Domestic Lending Office and Euro-Dollar Lending Office and address for notices the respective offices previously notified to the Administrative Agent pursuant to the Credit Agreement; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for the purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are reasonably necessary to indicate that all such payments are subject to withholding taxes at a rate reduced by any applicable tax treaty.

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, the Assignor will deliver this Assignment and Acceptance to the Administrative Agent for acceptance and recording. The effective date for this Assignment and Acceptance shall be the date of acceptance hereof by the Administrative Agent unless otherwise specified on
Schedule 1 hereto (the "Assignment Effective Date").

     5. Upon such acceptance and recording by the Administrative Agent, as of the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in the Credit Agreement and in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other instruments and documents furnished pursuant thereto. The Assignee hereby acknowledges that the other parties to the Credit Agreement are intended third-party beneficiaries of this Assignment and Acceptance insofar as, after giving effect to this Assignment and Acceptance, the Assignee shall have the obligations of a Lender thereunder.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                [Remainder of this page intentionally left blank]

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE
                         Dated as of ____________, 20___

Section 1

   Percentage interest                                             ______%
   (as percentage of total
         Credit Agreement Loans/
         Commitments of all Lenders)

Section 2

   Assignee's Commitment                                $________________

   Aggregate Outstanding Principal
        Amount of Loans Owing to Assignee               $________________

Section 3

   Assignment Effective Date:                           __________, 20___


                                                        _________________,
                                                        as Assignor

                                                        By______________________
                                                          Title:________________


                                                        _________________,
                                                        as Assignee

                                                        By______________________
                                                          Title:________________




                [Remainder of this page intentionally left blank]

Accepted this _______ day of

________________, ____

Citibank, N.A., as Administrative Agent

By___________________________
Name:
Title:



Consented to this _______ day of

________________, ____


Massey Energy Company, as Borrower

By___________________________
Name:
Title:

                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $250,000,000

                                CREDIT AGREEMENT

                          Dated as of November 30, 2000

                                      among

                             MASSEY ENERGY COMPANY,

                                   as Borrower

                                       and

                         A.T. MASSEY COAL COMPANY, INC.,

                                  as Guarantor

                                       and

                                 CITIBANK, N.A.,

                             as Administrative Agent

                                       and

                         PNC BANK, NATIONAL ASSOCIATION,

                              as Syndication Agent

                           FIRST UNION NATIONAL BANK,

                             as Documentation Agent

                                       and

                            THE LENDERS PARTY HERETO

                                Lead Arranged by

                            SALOMON SMITH BARNEY INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                         New York, New York 10153-0119

ARTICLE I      DEFINITIONS.........................................................................    1

    Section 1.01.   Definitions....................................................................    1

    Section 1.02.   Accounting Terms and Determinations............................................   10

    Section 1.03.   Types of Borrowings............................................................   10

    Section 1.04.   Pricing Levels.................................................................   10

    Section 1.05.   Certain Terms..................................................................   11

ARTICLE II     THE CREDITS.........................................................................   12

    Section 2.01.   Commitments to Lend ...........................................................   12

    Section 2.02.   Notice of Borrowings...........................................................   12

    Section 2.03.   Competitive Bid Loans..........................................................   13

    Section 2.04.   Notice to Lenders; Funding of Loans............................................   16

    Section 2.05.   Register; Optional Notes.......................................................   17

    Section 2.06.   Voluntary Conversion or Continuation of Loans..................................   18

    Section 2.07.   Interest Rates.................................................................   18

    Section 2.08.   Facility Fees; Utilization Fee.................................................   19

    Section 2.09.   Optional Termination or Reduction of Commitments...............................   19

    Section 2.10.   Mandatory Termination of Commitments...........................................   20

    Section 2.11.   Optional Prepayments...........................................................   20

    Section 2.12.   General Provisions as to Payments..............................................   20

    Section 2.13.   Computation of Interest and Fees ..............................................   21

    Section 2.14.   Place of Loans.................................................................   21

    Section 2.15.   Extension of Commitments.......................................................   21

ARTICLE III    CONDITIONS TO EFFECTIVENESS AND BORROWINGS............................................ 23

    Section 3.01.   Conditions Precedent to Effectiveness..........................................   23

    Section 3.02.   Conditions Precedent to Each Borrowing and Extension of Commitment..............  24

ARTICLE IV     REPRESENTATIONS AND WARRANTIES........................................................ 25

    Section 4.01.   Corporate Existence and Power; Compliance with Law.............................   25

    Section 4.02.   Corporate and Governmental Authorization; Contravention........................   25

    Section 4.03.   Binding Effect.................................................................   25

    Section 4.04.   Financial Information .........................................................   25

    Section 4.05.   Litigation.....................................................................   26

    Section 4.06.   Compliance with ERISA..........................................................   26

    Section 4.07.   Taxes..........................................................................   26

    Section 4.08.   Material Subsidiaries..........................................................   26

    Section 4.09.   Not an Investment Company......................................................   26

    Section 4.10.   Business of Borrower; Properties...............................................   26

    Section 4.11.   No Misleading Statements.......................................................   27

    Section 4.12.   Environmental Matters..........................................................   27

    Section 4.13.   Pari Passu Obligations.........................................................   27

ARTICLE V      COVENANTS...........................................................................   27

    Section 5.01.   Information....................................................................   27

    Section 5.02.   Payment of Obligations.........................................................   29

    Section 5.03.   Maintenance of Property; Insurance.............................................   29

    Section 5.04.   Conduct of Business and Maintenance of Existence...............................   29

    Section 5.05.   Compliance with Laws...........................................................   29

    Section 5.06.   Keeping of Records; Inspection of Property, Books and Records..................   29

    Section 5.07.   Financial Covenants............................................................   30

    Section 5.08.   Negative Pledge................................................................   30

    Section 5.09.   Consolidations, Mergers, Sales of Assets and Acquisitions......................   31

    Section 5.10.   Use of Proceeds................................................................   31

    Section 5.11.   Payment of Taxes, Etc..........................................................   32

    Section 5.12.   Change in Nature of Business...................................................   32

    Section 5.13.   Restrictions on Subsidiary Distributions; No New Negative Pledge...............   32

ARTICLE VI     DEFAULTS............................................................................   32

    Section 6.01.   Events of Default..............................................................   32

    Section 6.02.   Notice of Default..............................................................   35

ARTICLE VII    THE ADMINISTRATIVE AGENT............................................................   35

    Section 7.01.   Authorization and Action.......................................................   35

    Section 7.02.   Agents' Reliance, Etc..........................................................   35

    Section 7.03.   Citibank and Affiliates........................................................   35

    Section 7.04.   Lender Credit Decision.........................................................   36

    Section 7.05.   Indemnification................................................................   36

    Section 7.06.   Successor Administrative Agent.................................................   36

    Section 7.07.   Administrative Agent's Fee.....................................................   37

    Section 7.08.   Co-Agents......................................................................   37

ARTICLE VIII   CHANGE IN CIRCUMSTANCES.............................................................   37

    Section 8.01.   Basis for Determining Interest Rate Inadequate or Unfair.......................   37

    Section 8.02.   Illegality.....................................................................   38

    Section 8.03.   Increased Cost and Reduced Return..............................................   38

    Section 8.04.   Substitution of Loans for Affected Euro-Dollar Loans...........................   40

    Section 8.05.   Substitution of Lender.........................................................  40

ARTICLE IX     GUARANTEE...........................................................................  40

    Section 9.01.   Unconditional Guarantee........................................................  40

    Section 9.02.   Guarantee Absolute.............................................................  40

    Section 9.03.   Waivers........................................................................  41

    Section 9.04.   Subrogation....................................................................  41

    Section 9.05.   Survival.......................................................................  42

    Section 9.06.   Limitation of AT Guaranty......................................................  42

ARTICLE X      MISCELLANEOUS.......................................................................  43

    Section 10.01.  Notices........................................................................  43

    Section 10.02.  No Waivers.....................................................................  43

    Section 10.03.  Expenses; Taxes; Indemnification...............................................  43

    Section 10.04.  Sharing of Set-Offs............................................................  47

    Section 10.05.  Amendments and Waivers.........................................................  47

    Section 10.06.  Successors and Assigns.........................................................  47

    Section 10.07.  Collateral.....................................................................  50

    Section 10.08.  New York Law...................................................................  50

    Section 10.09.  Consent to Jurisdiction; Waiver of Immunities..................................  50

    Section 10.10.  Waiver of Trial by Jury........................................................  50

    Section 10.11.  Counterparts...................................................................  50

    Section 10.12.  Confidentiality................................................................  50

    Section 10.13.  Survival of Warranties.........................................................  51

    Section 10.14.  Severability...................................................................  51

    Section 10.15.  Captions.......................................................................  51

                                    EXHIBITS

Exhibit A-1     Form of Note

Exhibit A-2     Form of Competitive Bid Loan Note

Exhibit B-1     Form of Notice of Borrowing

Exhibit B-2     Form of Competitive Bid Notice of Borrowing

Exhibit C-1     Form of Opinion of Counsel for the Borrower

Exhibit C-2     Form of Opinion of Senior Counsel of the Borrower

Exhibit D       Form of Opinion of Counsel for the Administrative Agent

Exhibit E       Form of Extension Agreement

Exhibit F       Form of Notice of Conversion/Continuation

Exhibit G       Form of Assignment and Acceptance



                                    SCHEDULES

Schedule I      Lending Offices

Schedule II     Commitments

Schedule 5.08   Liens